UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Prestige Consumer Healthcare Inc.

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Message from Our Chairman and CEO

Dear Fellow Stockholder:
I am very pleased to report a successful Fiscal Year 2021. We began the year facing tremendous uncertainty due to the COVID-19 pandemic, including rapid changes in consumer preferences and needs. Despite this backdrop, our dedicated employees stayed focused on executing our proven, long-term business strategy which ultimately enabled us to deliver record profitability for fiscal year 2021.

BUSINESS ACHIEVEMENTS IN 2021*
Revenues of $943.0 million, despite certain products being impacted by COVID-19	Market share gains in 9 of 12 leading company brands	Adjusted EPS of $3.24, up 9.5% versus 2020	Adjusted Free Cash Flow of $213.4 million, a Company record
OUR COMMITMENT TO OUR FOUR CORE PRINCIPLES IS DELIVERING RESULTS
LEADERSHIP	TRUST	CHANGE	EXECUTION
Our Company culture is founded on the principles of Leadership, Trust, Change, and Execution. These principles inspire an inclusive culture that continuously drives our Company towards excellence. The hard work of all our employees and the commitment to these principles enabled us to leverage our business attributes — a leading and time-tested portfolio of brands, a strong financial profile, and leading and consistent cash flows — to deliver strong business achievements in the fiscal year.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Ronald M. Lombardi President, Chief Executive Officer and Chairman of the Board
This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about June 29, 2021.

*
Please refer to Appendix A for a reconciliation of non-GAAP Adjusted EPS, and Adjusted Free Cash Flow to GAAP net income, our most directly comparable financial measures presented in accordance with GAAP. Market shares reflect U.S. IRI MULO + C-Store + Amazon for 52 weeks ended 3-21-21 and IRI Australia data for the Grocery and Pharmacy Channels for 52 weeks ended 3-14-21.

Notice of Annual Meeting of Stockholders
To Our Stockholders:
The 2021 Annual Meeting of Stockholders of Prestige Consumer Healthcare Inc. will be held:

WHEN: Tuesday, August 3, 2021 10:00 a.m. (Eastern Daylight Time)	WHERE: at the Company’s offices 660 White Plains Road, Tarrytown, New York 10591	WHO: Only stockholders of record at the close of business on June 10, 2021 will be entitled to vote at the Annual Meeting.
ITEMS OF BUSINESS
1
To elect the seven directors nominated by the Board of Directors and named in the accompanying Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until their earlier death, removal or resignation

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2022
3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement
4	To conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting
Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related proxy card with a postage paid return envelope, and our Annual Report for our fiscal year ended March 31, 2021. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.
By Order of the Board of Directors,
June 29, 2021	William C. P’Pool Senior Vice President, General Counsel & Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD, OR VOTE BY THE INTERNET ACCORDING TO THE INSTRUCTIONS ON YOUR PROXY CARD. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON. YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON PAGE 73 OF THE PROXY STATEMENT.

If you own shares in a brokerage account, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares. Your broker cannot vote your shares for proposals regarding the election of our directors or approval of the compensation of our named executive officers, unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

IIMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 3, 2021: THIS PROXY STATEMENT, THE PROXY CARD AND THE 2021 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE “INVESTORS” TAB OF WWW.PRESTIGECONSUMERHEALTHCARE.COM, OUR INTERNET WEBSITE.

YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 2021) TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE “CONTACT US” TAB AT WWW.PRESTIGECONSUMERHEALTHCARE.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.

Proxy Summary

Proxy Summary
About the Meeting

WHEN: Tuesday, August 3, 2021 10:00 a.m. (Eastern Daylight Time)	WHERE: at the Company’s offices 660 White Plains Road Tarrytown, New York 10591	WHO: Only stockholders of record at the close of business on June 10, 2021 will be entitled to vote at the Annual Meeting.
Voting Matters
ITEMS OF BUSINESS					BOARD’S RECOMMENDATION	SEE PAGE
1	To elect the seven directors nominated by the Board of Directors and named in this Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until their earlier death, removal or resignation				FOR each director nominee	7
	☐ Ronald M. Lombardi	☐ John E. Byom	☐ Celeste A. Clark	☐ Christopher J. Coughlin
	☐ Sheila A. Hopkins	☐ Natale S. Ricciardi	☐ Dawn M. Zier
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2022				FOR	23
3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement				FOR	26
How to Vote
STOCKHOLDERS OF RECORD		BENEFICIAL OWNERS
Have your proxy card with your 11-digit control number available and follow the instructions.
If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee.

BY TELEPHONE	Call toll-free 1-800-PROXIES in the U.S. or 1-718-921-8500 from outside the country
BY INTERNET	Visit, 24/7, www.voteproxy.com
BY MAIL	Complete, date and sign your proxy card and send by mail in the enclosed postage-paid envelope
IN PERSON	Attend the annual meeting and cast your ballot
The deadline to vote by phone or electronically is 11:59 p.m. Eastern Time on August 2, 2021. If you vote by phone or electronically, you do not need to return a proxy card.
 This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about June 29, 2021.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 1

Proxy Summary
About Us
Our Mission

At Prestige Consumer Healthcare, our mission is to deliver high-quality consumer healthcare products that improve and enrich the lives of our consumers. For generations, our trusted brands have helped consumers care for themselves and their loved ones.

We are passionate about our ability to positively impact all of our stakeholders. Below are just some of the many ways we empower this vision.
WE HELP CONSUMERS CARE FOR THEMSELVES

5+ Billion	17 Million	8 Million
EYE DROPS PER YEAR	DOSES OF PAIN RELIEF PER WEEK	INFECTIONS TREATED ANNUALLY
With nearly $1 billion in sales, we help consumers care for themselves everyday through a wide range of brands. Over time, our brands have developed trust and heritage with consumers that use them, including brands such as Monistat, Clear Eyes, BC/Goodys and many others.
We are a responsible corporate citizen and we resolve to live by our principles as we continue to grow our global business. Beyond selling our trusted and efficacious consumer products, we seek out opportunities to be active members of our communities to enhance the lives of our neighbors and consumers. We encourage employees to become actively involved in their respective communities, and we enable office locations the freedom to develop programs that are appropriate to their community needs. For example, our corporate headquarters office location has an annual “Day of Giving” where employees spend a day every December giving back to the nearby communities, while other office locations support their communities through various volunteerism events.
Our People
At Prestige, we take pride in having a diverse workforce which possesses a wide range of backgrounds, personalities, ideas and talents.
GENDER DEMOGRAPHICS (USA)	COMPANY ETHNIC DISTRIBUTION (USA)

2 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proxy Summary

Our Community
Prestige Consumer Healthcare is a responsible corporate citizen and we are resolved to live by our principles as we continue to grow our global business. We seek out opportunities to be active members of our communities and join with others to enhance the lives of our neighbors and consumers. Our brands and employees engage with communities where we operate to help support the causes that are important to our stakeholders.
$4M In total, we donate significant product and monetary contributions each fiscal year, donating approximately $4 million in total over the last three fiscal years alone.

Our Planet & Partners
We are also part of one global community, planet Earth. Our company shares the burden of managing resource usage and other factors that affect future generations. At Prestige, we take this obligation seriously with a mission to minimize our resource footprint at our locations.
Further information surrounding our Company’s human capital development and sustainability efforts are available on our Company’s website at https://www.prestigebrands.com/about-us/corporate-responsibility.
We refer to Prestige Consumer Healthcare Inc. throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2022” refers to our fiscal year ending March 31, 2022, “2021” refers to our fiscal year ended March 31, 2021, and “2020” refers to our fiscal year ended March 31, 2020.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 3

Proxy Summary
Corporate Governance Highlights
Corporate Governance	Board Structure and Composition

Director Attendance at Meetings. Robust attendance requirements for Board and Committee meetings in 2021, all directors attended more than 75% of the meetings of the Board and the committees on which they served

Annual Board and Committee Self-Evaluations. The Board and each of its committees conducts a self-evaluation of its performance on an annual basis

Periodic Review of Key Governance Documents. Annual review of Committee Charters, Corporate Governance Guidelines and Code of Conduct and Ethics

Regular Executive Sessions. All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present

Stockholder Rights. Stockholders can act by written consent

Robust Compensation Best Practices. Including annual Say on Pay vote, implementation of “double trigger” change-in-control vesting provisions, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policy and stock ownership guidelines

Robust Code of Conduct. Promotes honest and ethical conduct throughout the company and all employees receive regular online training

Annual Election of Directors. All directors stand for election on an annual basis

Majority Voting Uncontested Director Elections. All director nominees must receive an affirmative vote of a majority or votes cast in an uncontested election

Director Independence. 6 out of 7 director nominees are independent (All directors are independent other than the CEO; fully independent Audit and Finance Committee, Compensation and Talent Management Committee and Nominating and Corporate Governance Committee)

Independent Board Leadership. Our Board of Directors maintains a Lead Independent Director who meets regularly with our independent members

Board Refreshment. 50% of our independent nominees have joined in the last 2 years and we have expanded our scope of experience

Financial Literacy for Audit Committee. Five current Audit Committee members are “audit committee financial experts” under Securities and Exchange Commission rules

Snapshot of our Board Nominees
AGE	DIVERSITY	TENURE

4 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proxy Summary
Compensation Highlights
2021 was a year of exceptional performance for Prestige Consumer Healthcare and we remained focused on staying our strategic course to create value. Below are just a few of the financial highlights of Fiscal ‘21 that tie both directly and indirectly into incentive program compensation.
Top Line Trends	■ Market share solid and growing during pandemic environment ■ FY 21 Revenue of approximately $943 million
EPS	■ FY 21 Adjusted EPS of $3.24, a Company record. ■ Strong financial profile leading to increased profitability
Free Cash Flow & Allocation	■ FY 21 Adjusted Free Cash Flow of $213.4 million, a Company record ■ Remained focused on debt reduction to enable capital deployment optionality
Please refer to Appendix A for a reconciliation of non-GAAP Adjusted EPS, and Adjusted Free Cash Flow to GAAP net income, our most directly comparable financial measures presented in accordance with GAAP.
WE PAY FOR PERFORMANCE

We closely link pay and performance through the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive is delivered in equity, which aligns our management team with our shareholders.

CEO	AVERAGE OTHER NEOS

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 5

Proxy Summary
BEST PRACTICES ESTABLISHED IN THE 2020 LONG-TERM INCENTIVE PLAN

No evergreen provision. The 2020 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2020 Plan can be automatically replenished.

No repricing of stock options. Without the prior approval of the Company’s stockholders, outstanding stock options cannot be repriced, directly or indirectly, nor may stock options be cancelled in exchanged for stock options with an exercise price that is less than the exercise price of the original stock options. In addition, the Company may not, without the prior approval of stockholders, repurchase an option for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option

Awards subject to compensation recoupment policy. All awards (and/or any amount received with respect to such awards) under the 2020 Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, or any recoupment policy of the Company.

Minimum vesting requirements. Awards granted under the 2020 Plan will be subject to a minimum vesting period of one year with the exception of grants to non-employee directors or 5% of the pool that is available to grant with shorter vesting.

No dividends on unearned awards. The 2020 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

No discounted stock options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

No liberal share recycling provisions. Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the 2020 Plan.

No liberal change-in-control definition. The change-in-control definition contained in the 2020 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

No single-trigger change of control vesting. If awards granted under the 2020 Plan are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.

Limitation on non-employee director compensation. The 2020 Plan provides that, with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments shall not exceed $600,000,or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.

6 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal One: Election of Directors

Proposal One: Election of Directors
What is the structure of the Board of Directors?
The number of directors on the Board of Directors (the “Board” or “your Board”) is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is fixed at nine directors but we plan to reduce the number of directors to seven contemporaneously with the 2021 Annual Meeting of Stockholders. Eight of the nine directors are considered independent. Ronald M. Lombardi serves as Chairman of the Board, and Gary E. Costley, Ph.D. currently serves as the Lead Independent Director. It is anticipated a new Lead Independent Director will be appointed following the 2021 Annual Meeting of Stockholders. The Board of Directors currently has three standing committees: the Audit and Finance Committee, the Compensation and Talent Management Committee and the Nominating and Corporate Governance Committee. Seven members of the Board of Directors are standing for re-election to hold office until the 2022 Annual Meeting of Stockholders.
How are nominees evaluated; what are the minimum qualifications?
We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.
Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

Leadership Experience
We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

Finance Experience.
We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

Consumer Products Experience.
As a marketer and distributor of brand name personal healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets, we seek directors with experience as executives managing consumer products businesses.

Marketing Experience.
The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings through traditional and digital marketing, while also developing and launching new products to sell into the market.

Environment, Social, Governance.
As a global corporate citizen, we believe that sustainable operations are both financially and operationally beneficial to our business, and critical to the health of our employees and the communities in which we operate. We seek directors with experience in building strong environmental, labor, health & safety and ethical practices.

Supply Chain Experience.
The Company relies on third party manufacturers and its manufacturing facility in Lynchburg, VA to fulfill its manufacturing needs. As a result, we seek to have directors with experience in supply chain management, and compliance with the various regulations that govern the manufacture, packaging, labeling, distribution, and importation of our products.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 7

Proposal One: Election of Directors
Who will be leaving the board this year?
We wish to express our sincere appreciation for two of our highly valued board members who are retiring from the Board at the 2021 meeting, each having exceeded our stated retirement age of 75. Gary E. Costley, Ph.D. joined the Board immediately after it went public in 2004 and served as our Lead Independent Director since 2009. Mr. James M. Jenness joined the Board in 2015 and served as our Compensation and Talent Management Committee Chair and subsequently our Nominating and Corporate Governance Committee Chair. We have greatly benefitted from the immense experience and wisdom they brought to our Company, helping us manage dramatic growth during their tenure. We thank them for their long and dedicated service.
Who are the nominees this year?
We have seven nominees for the Board of Directors, all of whom serve on our current Board of Directors. If elected, each nominee would hold office until the 2022 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Lombardi, is independent from the Company and its management under the NYSE’s independence standards.
NAME AGE DIRECTOR SINCE	PRIMARY (OR FORMER) OCCUPATION	INDEPENDENT
Ronald M. Lombardi 57 June 2015	Chairman of the Board, President and Chief Executive Officer, Prestige Consumer Healthcare Inc.
John E. Byom 67 January 2006	(Former) Chief Executive Officer of Classic Provisions Inc.
Celeste A. Clark 68 February 2021	(Former) Senior Vice President, Global Policy and External Affairs and Chief Sustainability Officer of Kellogg Company
Christopher J. Coughlin 68 August 2019	(Former) Senior Advisor to the CEO and Board of Directors of Tyco International, Ltd.
Sheila A. Hopkins 65 August 2015	(Former) Executive Vice President of Bausch + Lomb
Natale S. Ricciardi 72 May 2016	(Former) President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.
Dawn M. Zier 56 May 2020	(Former) President and CEO of Nutrisystem
The Board is committed to an ongoing refreshment process and continually evaluates the composition of the Board to ensure that it has a strong balance of skills, experience, perspective and rigorous oversight through independent judgment.
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.
8 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal One: Election of Directors
What are the backgrounds and qualifications of the Company’s nominees?
John E. Byom Director
CAREER HIGHLIGHTS:
John E. Byom has served as a director since January 2006. Mr. Byom was Chief Executive Officer of Classic Provisions Inc., a specialty foods distribution company, from October 2007 until the business was sold and he retired in June 2019. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom was a director of MGP Ingredients Inc. from 2004 until December 2013.

DIRECTOR QUALIFICATIONS:
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 9

Proposal One: Election of Directors
Celeste A. Clark, Ph.D. Director Nominee
CAREER HIGHLIGHTS:
Celeste A. Clark, Ph.D. has served as a director since February 2021. Dr. Clark has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is also an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, public affairs, philanthropy and several administrative functions. During the past five years, she has served on the boards of several public and privately held companies including Mead Johnson Nutrition Company, a pediatric nutrition company, beginning in 2011 until being acquired by Reckitt Benckiser plc in 2017; Diamond Foods, Inc., a leading branded snacks supplier, beginning in 2014 until being acquired by Snyder’s-Lance, Inc. in 2016; AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, beginning in 2016 until being acquired by Tyson Foods, Inc. in 2017; and Omega Protein Corporation, a manufacturer of fish meal and fish oils, until being acquired in 2017 by Cooke, Inc.. In 2017, Dr. Clark was elected to the board of directors of Hain Celestial, Inc., and in 2018 to Wells Fargo & Company. She also serves as a trustee of the W.K. Kellogg Foundation. Dr. Clark received her Ph.D from Michigan State University in Food Science and Nutrition. She brings significant industry experience in various nutrition, consumer productions, public policy, risk management, governance, sustainability and ESG matters to the Board. She has served on a number of public company boards, which have provided her with a broad understanding of governance, operational, financial and strategic matters facing public companies.

DIRECTOR QUALIFICATIONS:
10 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal One: Election of Directors
Christopher J. Coughlin Director
CAREER HIGHLIGHTS:
Christopher J. Coughlin has served as a director since August 2019. Mr. Coughlin served as Senior Advisor to the CEO and Board of Directors of Tyco International, Ltd., a diversified holding company, from 2010 until he retired in September 2012. Prior to that, he was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004 and as Chief Financial Officer from August 2003 to June 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996, he held various positions, including Chief Financial Officer, at Sterling Winthrop. Mr. Coughlin earned a Bachelor’s degree in Accounting from Boston College. Mr. Coughlin joined the board of Karuna Therapeutics, Inc., a clinical-stage biopharmaceutical company, in 2020 and has since 2014 served on the board of Alexion Pharmaceuticals, Inc. Mr. Coughlin was previously the Lead Independent Director of Allergan until their acquisition in 2020. Mr. Coughlin previously served on the boards of The Dun & Bradstreet Corp, where he served as non-executive chairman, Hologic, Inc., Covidien Ltd, Dipexium Pharmaceuticals, Inc., Forest Laboratories, Inc., Interpublic Group of Companies, Monsanto Company and Perrigo Company.

DIRECTOR QUALIFICATIONS:
Sheila A. Hopkins Director
CAREER HIGHLIGHTS:
Sheila A. Hopkins has served as a director since August 2015. Ms. Hopkins served as Executive Vice President and President, Global Vision Care for Bausch + Lomb, a healthcare company, from September 2011 until her retirement in August 2013. From September 1997 to August 2011, Ms. Hopkins worked at Colgate-Palmolive, a leading consumer products company, where she held several senior executive positions including Vice President and General Manager, Personal Care, Vice President, Global Business Development and Vice President and General Manager, Professional Oral Care. Prior to that, she held significant marketing and sales positions at Procter & Gamble, American Cyanamid and Tambrands. Ms. Hopkins serves on the Board of Directors of Cutera, Inc., a leading provider of energy based aesthetic systems. From 2003 to 2013, Ms. Hopkins served on the Board of Directors of Warnaco Inc., a leading apparel company. She has also served on the Board of the Consumer Healthcare Products Association. Ms. Hopkins earned a B.A. in History from Wellesley College.

DIRECTOR QUALIFICATIONS:
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 11

Proposal One: Election of Directors
Ronald M. Lombardi Chairman of the Board, President and Chief Executive Officer
CAREER HIGHLIGHTS:
Ronald M. Lombardi was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. He served as Chief Financial Officer of the Company from December 2010 until November 2015. Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer. From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business. Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008. From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc. Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries. Mr. Lombardi currently serves as Chair of the Audit Committee on the board of ACCO Brands Corporation. Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.

DIRECTOR QUALIFICATIONS:
Natale S. Ricciardi Director
CAREER HIGHLIGHTS:
Natale S. Ricciardi has served as a director since May 2016. Mr. Ricciardi developed a 39-year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply and manufacturing organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi serves on the boards of directors of Dynavax Technologies Corporation, a commercial stage biopharmaceutical company, and Rapid Micro Biosystems, Inc., a commercial stage company involved in the automation and rapid detection of microbial contamination in manufacturing operations. He also sits on the Strategic Advisory Board of HealthCare Royalty Partners, an investment company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

DIRECTOR QUALIFICATIONS:
12 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal One: Election of Directors
Dawn M. Zier Director
CAREER HIGHLIGHTS:
Dawn M. Zier has served as a director since May  2020. Since February 2020, Ms. Zier has been the principal of Aurora Business Consulting, LLC and advises public and private companies on business transformation, digital/marketing acceleration, and high-performance teams. Ms. Zier was formerly the President and CEO and a director of Nutrisystem, an innovative provider of weight loss programs and digital tools, from November  2012 until its March 2019 acquisition by Tivity Health, Inc., a leading provider of fitness and social engagement solutions. Ms. Zier then joined Tivity Health serving as President and Chief Operating Officer and a member of its Board of Directors, to help with the integration efforts through December  2019. Prior to that she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011-2012, President of Europe from 2009-2011, and President of Global Consumer Marketing from 2008-2009. In February 2013, RDA Holding Co., the holding company and parent of Reader’s Digest Association, filed a voluntary petition for reorganization relief pursuant to Chapter 11 of the U.S. Bankruptcy Code. Ms. Zier also serves on the Boards of The Hain Celestial Group, Inc. and Spirit Airlines, Inc. where she chairs the Nominating and Corporate Governance Committees. She is also on the Board of Purple Innovation, Inc. Over the years, she has served on boards for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier earned her MBA and Master of Engineering from the Massachusetts Institute of Technology.

DIRECTOR QUALIFICATIONS:
How are the Company’s directors compensated?
The Compensation and Talent Management Committee retains Compensation Advisory Partners LLC (“CAP”) to perform a full review of director compensation against the peer group every other year; the next review is expected to be done in August 2021. No changes were made to the 2021 compensation program for directors. Under the director compensation program, each of our directors other than Mr. Lombardi receives the following cash and equity compensation for his or her services as a director:
■
annual grant of restricted stock units valued at $145,000, awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest immediately upon the date of grant, with settlement in common stock to occur on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability;

■
one-time grant of restricted stock units valued at $145,000, pro-rated for service provided between the date he or she became a director and the next Annual Meeting of Stockholders, which restricted stock units are awarded on the date of commencement of Board service and vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability; and

■
$85,000 annual cash retainer fee paid in equal quarterly installments.

The Chairman of each of our standing committees and our Lead Independent Director receive the additional fees set forth in the following table for their services in their respective capacities:
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 13

Proposal One: Election of Directors
POSITION	2021 ANNUAL FEE ($)
■ Chairman of the Audit and Finance Committee	20,000
■ Chairman of the Compensation and Talent Management Committee	17,500
■ Chairman of the Nominating and Corporate Governance Committee	12,500
■ Lead Independent Director	25,000
No meeting fees are payable to directors. Our directors are reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.
Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2021.
Is there a limit on the number of shares that may be granted to non-employee directors?
Our stockholders approved the Company’s 2020 Long-Term Incentive Plan, which succeeds and replaces the 2005 Long-Term Incentive Plan (the “2005 LTIP”), in August 2020, under which with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments (including meeting fees and retainers), may not exceed $600,000, or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.
Are there any family relationships between the Company’s directors and executive officers?
There are no family relationships between or among any of our directors and executive officers.
How many votes are needed to elect directors?
The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the seven director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.
What does the Board of Directors recommend?
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
14 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Governance of the Company

Governance of the Company
What is Corporate Governance and how does the Company implement it?
Corporate governance is a set of guidelines and policies established by the Company to ensure that our directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices in light of Delaware law, U.S. federal securities laws, the listing requirements of the NYSE and best practices.
What documents establish and implement the Company’s Corporate Governance practices?
The Code of Conduct and Ethics, the Code of Ethics for Senior Financial Employees (which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions), the Corporate Governance Guidelines, and the Charters of our Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

■ Code of Conduct and Ethics	■ Code of Ethics for Senior Financial Employees

■ Charters of our Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees	■ Corporate Governance Guidelines
The documents described above may be accessed at the “Investors” tab of www.prestigeconsumerhealthcare.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
ON OUR CORPORATE WEBSITE	BY WRITING TO
www.prestigeconsumerhealthcare.com	Prestige Consumer Healthcare Inc. Attention: Corporate Secretary 660 White Plains Road Tarrytown, New York 10591
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 15

Governance of the Company
Does the Company have a policy regarding directors who receive a greater number of votes “withheld” than votes “for” in an uncontested election?
Yes. Under such circumstances, the director will promptly tender his or her resignation. The Nominating and Corporate Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation and, if it chooses not to accept the resignation, will disclose its decision in a Form 8-K or similar filing with the Securities and Exchange Commission (“SEC”).
How often did the Board of Directors meet in 2021?

The Board of Directors held six meetings during fiscal 2021. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he or she serves. The Board of Directors expects that its members will attend the 2021 Annual Meeting of Stockholders either in person, by videoconference or by telephone. All of our directors attended the 2020 Annual Meeting of Stockholders by videoconference.
≥75% ATTENDANCE Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he or she served during the last fiscal year.

Does the Company have a Chairman of the Board?
Yes. The Board of Directors appointed Mr. Lombardi as the Chairman of the Board in May of 2017. Dr. Costley currently serves as Lead Independent Director. The Board of Directors considered the structure of its leadership and determined that, based on experience and efficiency, it would strengthen the Company’s ability to meet its strategic vision and create shareholder value by appointing Mr. Lombardi to the combined role of CEO and Chairman. The Board appointed Dr. Costley as its independent and non-executive Lead Independent Director to help ensure the independent directors continue to provide effective oversight of Company management and key issues related to strategy, risk and integrity. It is anticipated a new Lead Independent Director will be appointed following the 2021 Annual Meeting of Stockholders.
What are the responsibilities of the Lead Independent Director?
The Lead Independent Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chairman of the Board between meetings of the Board of Directors. The Lead Independent Director presides over non-management and executive sessions of the Board of Directors.
What Committees have been established by the Board of Directors?
The Board of Directors currently has three standing committees:
■
the Audit and Finance Committee;

■
the Compensation and Talent Management Committee; and

■
the Nominating and Corporate Governance Committee.

16 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Governance of the Company

100%	As required by the NYSE, all members of the Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees are independent directors.

The following table sets forth the current membership of the Company’s standing committees:

AUDIT AND FINANCE	COMPENSATION & TALENT MANAGEMENT	NOMINATING & CORPORATE GOVERNANCE
■ Christopher J. Coughlin (Chairman) ■ John E. Byom ■ Celeste A. Clark ■ Gary E. Costley ■ Sheila A. Hopkins ■ James M. Jenness ■ Natale S. Ricciardi ■ Dawn M. Zier	■ John E. Byom (Chairman) ■ Celeste A. Clark ■ Gary E. Costley ■ Christopher J. Coughlin ■ Sheila A. Hopkins ■ James M. Jenness ■ Natale S. Ricciardi ■ Dawn M. Zier	■ James M. Jenness (Chairman) ■ John E. Byom ■ Celeste A. Clark ■ Gary E. Costley ■ Christopher J. Coughlin ■ Sheila A. Hopkins ■ Natale S. Ricciardi ■ Dawn M. Zier
Who are the Company’s independent directors?
In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated, for each of the independent director nominees, his or her independence from the Company and its management. In its evaluation, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each nominee and the Company or its subsidiaries, affiliates or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each nominee and members of the senior management of the Company or their affiliates. Based on this review and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Mses. Clark, Hopkins and Zier and Messrs. Byom, Coughlin, Costley, Jenness and Ricciardi. Based on the NYSE’s listing requirements, the Board of Directors has also determined that each of the members of our Compensation and Talent Management Committee is “independent”. The Board of Directors has also determined that each of the members of our Audit and Finance Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE’s listing requirements, and that each of Ms. Zier and Messrs. Byom, Coughlin, Costley and Jenness is an “audit committee financial expert” as that term is defined by SEC regulations.
Does the Board of Directors evaluate itself and its committees?
Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they expect to promptly institute the required changes to the Company’s corporate governance practices and the documents through which such practices are effectuated.
What role does the Board play in the oversight of risk management?
The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board, including through executive session, and the Committees to which it has delegated responsibility, conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 17

Governance of the Company
Management communicates routinely with the Board and its Committees, including through the Lead Independent Director, on significant risks and how they are being managed, and directors are free to communicate directly with senior management. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general. The senior leadership team briefs the board on cyber security and privacy matters periodically throughout the year.
The Audit and Finance Committee has primary responsibility for overseeing the Company’s risk management. It oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters, data privacy and cyber security. The Audit and Finance Committee also oversees the internal audit function, the Company’s ethics and compliance program, and the Company’s information technology systems, including an annual review of the structure and sufficiency of the Company’s risk control organization and cyber security mitigation efforts including cyber risk insurance, any significant changes to corporate risk control policies and significant risk control issues. The Compensation and Talent Management Committee evaluates the risks associated with the Company’s compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit and Finance Committee, the Company’s Code of Conduct and Ethics.
How can I communicate with the Board of Directors?
We want to hear from you
Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.

What are the Company’s Complaint Procedures?

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit and Finance Committee at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s Integrity Hotline. The Integrity Hotline is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees.
18 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Governance of the Company
What are the responsibilities of the Audit and Finance Committee?
AUDIT AND FINANCE COMMITTEE					MEETINGS IN 2021: 6
CHRISTOPHER J. COUGHLIN (CHAIR)	JOHN E. BYOM	CELESTE A. CLARK	GARY E. COSTLEY	SHEILA A. HOPKINS	JAMES M. JENNESS	NATALE S. RICCIARDI	DAWN M. ZIER
PRIMARY RESPONSIBILITIES
The Audit and Finance Committee is responsible for, among other things:
■
the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;

■
reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;

■
approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

■
overseeing our accounting and financial reporting processes and the audits of our financial statements;

■
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

■
engaging independent counsel and other advisers as the Audit and Finance Committee deems necessary;

■
determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit and Finance Committee and ordinary administrative expenses;

■
reviewing and assessing the adequacy of the Audit and Finance Committee’s formal written charter on an annual basis;

■
reviewing policies for risk assessment and risk management and management’s monitoring and controlling of risk exposure including risks to the Company’s information technology systems and data privacy, including at least annually the structure and sufficiency of the Company’s risk control organization and cyber security mitigation efforts including cyber risk insurance, any significant changes to corporate risk control policies and significant risk control issues; and

■
handling such other matters as are specifically delegated to the Audit and Finance Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Audit and Finance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit and Finance Committee met six times during 2021.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 19

Governance of the Company
What are the responsibilities of the Compensation and Talent Management Committee?
COMPENSATION & TALENT MANAGEMENT COMMITTEE					MEETINGS IN 2021: 5
JOHN E BYOM (CHAIR)	CELESTE A. CLARK	GARY E. COSTLEY	CHRISTOPHER J. COUGHLIN	SHEILA A. HOPKINS	JAMES M. JENNESS	NATALE S. RICCIARDI	DAWN M. ZIER
PRIMARY RESPONSIBILITIES
The Compensation and Talent Management Committee is responsible for, among other things:
■
determining the compensation and benefits of all of our executive officers;

■
recommending to the Board of Directors the compensation for non-employee directors;

■
reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;

■
administering our stock plans and other incentive compensation plans;

■
reviewing succession planning for the Chief Executive Officer (the “CEO”) and senior management; and

■
handling such other matters as are specifically delegated to the Compensation and Talent Management Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation and Talent Management Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. Pursuant to the charter, the Compensation and Talent Management Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation and Talent Management Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation and Talent Management Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties.
In 2021, the Compensation and Talent Management Committee engaged CAP to conduct an analysis of the Company’s compensation package for the CEO and other executive officers of the Company and the independent directors. The Compensation and Talent Management Committee evaluated the independence of CAP in light of SEC rules and NYSE listing standards, which require consideration of the following factors:
■
whether any other services are provided to the Company by the consultant;

■
the fees paid by the Company as a percentage of the consulting firm’s total revenue;

■
the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

■
any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Talent Management Committee;

■
any Company stock owned by the individual consultants involved in the engagement; and

■
any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation and Talent Management Committee discussed these considerations and concluded that the engagement of CAP and the services provided to the Compensation and Talent Management Committee by CAP did not raise any conflict of interest.
CAP did not provide any services to the Company other than in connection with its engagement by the Compensation and Talent Management Committee.
The Compensation and Talent Management Committee met five times during 2021.
20 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Governance of the Company
What are the responsibilities of the Nominating and Corporate Governance Committee?
NOMINATING & CORPORATE GOVERNANCE COMMITTEE					MEETINGS IN 2021: 4
JAMES M. JENNESS (CHAIR)	JOHN EBYOM	CELESTE A. CLARK	GARY E.COSTLEY	CHRISTOPHER J. COUGHLIN	SHEILA A.HOPKINS	NATALE S. RICCIARDI	DAWN M. ZIER
PRIMARY RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for, among other things:
■
selecting, and recommending to the Board of Directors for selection, nominees for election to the Board of Directors;

■
making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;

■
monitoring our performance under our principles of corporate governance;

■
monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Ethics;

■
handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time; and

■
reviewing policies and practices relating to the Company’s responsibilities as a global corporate citizen pertaining to corporate social responsibility, environmental stewardship, and corporate governance.

The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee met four times during 2021.
The Nominating and Corporate Governance Committee will consider as potential director nominees any individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves want to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.
The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors, as well as through professional search firms engaged on a retainer basis. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. Generally, candidates must have significant leadership, finance, consumer products and marketing experience, as discussed on page 7 of this Proxy Statement.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 21

Governance of the Company
What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers diversity of age, gender, race, socio-economic and cultural background and professional experience. We believe our Board’s transition to its future composition on which three of six independent directors are female (50% of Board), two of which are Ethnic Minorities (33% of Board), reflects our efforts and commitment to diversity, even though the Board does not have formal diversity requirements.
% of Independent Board Nominees

The Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view reflective of its consumers and other stakeholders contribute to a more effective, engaged Board and better decision-making processes.
22 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal Two: Ratification of Appointment
of the Independent Registered Public Accounting Firm

Proposal Two: Ratification of Appointment
of the Independent Registered Public Accounting Firm
Who has the Audit and Finance Committee selected as the Company’s independent accounting firm for 2022?
The Audit and Finance Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for 2022. However, the Audit and Finance Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for 2022.
Is stockholder approval required for the appointment of an independent accounting firm for 2022?
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Finance Committee will reconsider the appointment; however, the Audit and Finance Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit and Finance Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.
Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, either in person or by telephone, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 23

Proposal Two: Ratification of Appointment
of the Independent Registered Public Accounting Firm
What fees were paid to our independent registered public accounting firm in 2021 and 2020?
For 2021 and 2020, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:
	2021	2020
Audit Fees	$1,394,866	$1,547,141
Audit Related Fees	200,000	150,000
Tax Fees	163,294	128,665
All Other Fees	2,926	2,899
Total Independent Accountant’s Fees	$1,761,086	$1,828,705
Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2021 and 2020 included procedures related to debt refinancing.
Tax Fees. Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.
All Other Fees. For 2021 and 2020, consisted of fees for licensing software for accounting research.
Has the Audit and Finance Committee determined PricewaterhouseCoopers LLP’s independence from the Company?
The Audit and Finance Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.
How does the Audit and Finance Committee pre-approve services provided by the independent accounting firm?
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis. During 2021, all audit and non-audit services were approved in accordance with the Audit and Finance Committee’s pre-approval policy.
24 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal Two: Ratification of Appointment
of the Independent Registered Public Accounting Firm
How many votes are needed to ratify the appointment of our independent accounting firm for 2022?
Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.
What does the Board of Directors recommend?
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 25

Proposal Three: Advisory Vote to Approve
Named Executive Officer Compensation

Proposal Three: Advisory Vote to Approve
Named Executive Officer Compensation
Why are we submitting this matter to you?
We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 31 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
At the 2017 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executive officers. Accordingly, the next advisory vote on executive compensation will occur at this Annual Meeting of Stockholders.
What are you being asked to vote on?
Stockholders are being asked to vote either for or against the following non-binding resolution:
RESOLVED, that the stockholders of Prestige Consumer Healthcare Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.
Is this vote binding?
No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation and Talent Management Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation and Talent Management Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation and Talent Management Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
What vote is required for approval of the Say-on-Pay proposal?
The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. If this proposal is not approved by the required vote, the Board and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.
26 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Proposal Three: Advisory Vote to Approve
Named Executive Officer Compensation
What does the Board recommend?

For all of the reasons discussed in our CD&A beginning on page 31 of this Proxy Statement, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 27

Security Ownership of Certain Beneficial
Owners and Management

Security Ownership of Certain Beneficial
Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 10, 2021 by:
■
each of our named executive officers;

■
each of our directors;

■
all directors and executive officers as a group; and

■
each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock.

Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage(1)
5% or more Stockholders:
BlackRock, Inc.(2)	6,260,490	12.5%
The Vanguard Group(3)	5,371,896	10.72%
Dimensional Fund Advisors LP(4)	3,452,942	6.9%

Directors and Named Executive Officers:
Ronald M. Lombardi(5)	372,670	*
Adel Mekhail(6)	4,600
William C. P’Pool(7)	59,495	*
Christine Sacco(8)	104,879	*
Jeffrey Zerillo(9)	28,618	*
John E. Byom	42,700	*
Celeste A. Clark	0
Christopher J. Coughlin	7,915	*
Gary E. Costley	52,700	*
Sheila A. Hopkins	18,229	*
James M. Jenness	22,791	*
Natale S. Ricciardi	19,500	*
Dawn M. Zier	4,639	*
All directors and executive officers as a group (13 persons)(10)	738,736	1.5%

*
Denotes less than one percent.

(1)
Percent is based on 50,059,989 shares of our common stock outstanding as of June 10, 2021.

(2)
The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 6,119,197 shares and sole dispositive power with respect to 6,260,490 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 27, 2021.

28 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Security Ownership of Certain Beneficial
Owners and Management
(3)
The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared voting power with respect to 77,920 shares, sole dispositive power with respect to 5,252,339 shares, and shared dispositive power with respect to 119,557 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2021.

(4)
The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,359,481 shares and sole dispositive power with respect to 3,452,942 shares. Dimensional Fund Advisors LP or its subsidiaries serve as investment manager, sub-adviser and/or adviser to certain investment companies, commingled funds, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 12, 2021.

(5)
Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 26,184 shares on May 9, 2014; (ii) 26,183 shares on May 9, 2015; (iii) 12,931 shares on each of May 14, 2014, 2015 and 2016; (iv) 10,934 shares on May 12, 2015; (v) 10,933 shares on each of May 12, 2016 and 2017; (vi) 17,908 shares on each of May 9, 2017 and 2018; (vii) 17,909 shares on May 9, 2019; and (viii) 13,129 shares on each of May 8, 2018, 2019, and 2020.

(6)
Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: 3,849 shares on May 4, 2021.

(7)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 4,561 shares on each of November 14, 2017, 2018, and 2019; (ii) 2,111 shares on each of May 8, 2018, 2019, and 2020; (iii) 4,620 shares on May 7, 2019; (iv) 4,621 shares on each of May 7, 2020 and 2021; and (v) 4,927 shares on each of May 6, 2020 and 2021; and (iv) 4,112 shares on May 4, 2021.

(8)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 8,582 shares on each of September 12, 2017, 2018, and 2019; (ii) 3,761 shares on each of May 8, 2018, 2019 and 2020; (iii) 8,262 shares on May 7, 2019; (iv) 8,263 shares on each of May 7, 2020 and 2021 ; and (v) 8,229 shares on each of May 6, 2020 and 2021; and (vi) 6,868 on May 4, 2021.

(9)
Includes shares of the Company’s common stock underlying stock options that vested and become exercisable as follows: (i) 3,359 shares on each of May 7, 2019 and 2020; (ii) 3,360 shares on May 7, 2021;and (ii) 3,354 shares on each of May 6, 2020 and 2021; and (iv) 2,799 shares on May 4, 2021.

(10)
Includes 373,493, shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of June 10, 2021.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 29

Securities Authorized for Issuance Under
Equity Compensation Plan

Securities Authorized for Issuance Under
Equity Compensation Plan
Equity Compensation Plan Information
The following table sets forth certain information regarding our equity compensation plans as of March 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,990,629 (2)	$37.92(3)	2,842,310 (4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	1,990,629	$37.92	2,842,310

(1)
The 2005 LTIP was replaced upon shareholder approval of the 2020 LTIP on August 4, 2020 and no further grants will be made under the 2005 LTIP.

(2)
Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(3)
Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units and performance stock units that convert to shares of common stock for no consideration.

(4)
All of such shares may be issued pursuant to grants of full-value stock awards.

(5)
All remaining available securities are from the 2020 plan.

30 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis

Compensation Discussion and Analysis
The following section is a discussion and analysis of the compensation policies and decisions made in connection with compensation for our named executive officers listed below:

RONALD M. LOMBARDI	CHRISTINE SACCO	ADEL MEKHAIL	WILLIAM C. P’POOL	JEFFREY ZERILLO
President and Chief Executive Officer	Chief Financial Officer	Executive Vice President, Sales and Marketing	Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, Operations
Executive Summary
OUR PERFORMANCE DURING 2021
The Company delivered solid profitability in 2021, with key fiscal year metrics as follows:
Revenues of $943.0 million, despite certain products being impacted by COVID-19	Market share gains in 9 of 12 leading company brands	Adjusted EPS of $3.24, up 9.5% versus 2020	Adjusted Free Cash Flow of $213.4 million, a Company record
Please refer to Appendix A for a reconciliation of non-GAAP Adjusted EPS and Adjusted Free Cash Flow to GAAP net income, our most directly comparable financial measures presented in accordance with GAAP. Market shares reflect U.S. IRI MULO + C-Store + Amazon for 52 weeks ended 3-21-21 and IRI Australia data for the Grocery and Pharmacy Channels for the 52 weeks ended 3-14-21.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 31

Compensation Discussion and Analysis
OUR LONG-TERM STRATEGY CONTINUES TO DELIVER MULTI-YEAR OPERATIONAL GROWTH
Despite disruptions related to the COVID-19 pandemic, we are pleased that our long-term strategy continues to deliver multi-year strong operational results as reflected in the charts below. This strategy includes maintaining our financial profile including strong EBITDA margins and long-term sales growth through our brand-building strategy.
Net Sales
Adjusted EBITDA

Please refer to Appendix A for a reconciliation of non-GAAP Adjusted EBITDA to GAAP net income, our most directly comparable financial measures presented in accordance with GAAP.
32 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
Pay and Performance

We believe our programs closely link pay and performance based upon the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive award is delivered in equity, which aligns our management team with our shareholders. The business has performed well over the last year due to the extraordinary efforts of our entire team and our NEOS and others received a greater than target bonus for 2021. However, our named executive officers have on average earned below target bonuses over the last five years due to the aggressive goals we establish for our incentive programs. We also set aggressive goals for our performance shares, which make up 75% of the CEO’s long-term incentive, as demonstrated by the 78% payout for the most recently completed cycle. The impact of our performance on executive pay is demonstrated by the below chart that compares our CEO’s target compensation over his tenure to the cash paid as well as the value of the equity granted.
75% OF CEO’S LONG-TERM INCENTIVES IS PERFORMANCE-BASED

*
Target equity value reflects, for all awards, the grant date fair value. Realized/realizable value reflects, in the case of:

■
restricted stock units, the value per unvested unit based on the closing price of our common stock on March 31,2021;

■
stock options, the in-the-money value as of March 31, 2021; and

■
performance stock units, the value per unvested unit based on the closing price of our common stock on March 31, 2021, assuming achievement of target performance.

GOALS OF OUR COMPENSATION PROGRAM
Components of Our Compensation Program	Attract, Retain & Motivate	Support Company Objectives	Reinforce Strategy	Maintain Good Governance
Base Salary
Annual Cash Incentive Awards
Long-term Equity Awards
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 33

Compensation Discussion and Analysis
BRIEF SUMMARY OF COMPENSATION PROGRAM
Goals of the program:
■ To attract, retain and motivate talented management taking competitors’ compensation practices into account ■ Reinforce our strategy	■ To support achievement of our Company-wide objectives and increase stockholder value ■ Maintain practices that support good governance
Annual Cash Incentive Awards:

■
Our named executive officers earned their annual cash incentive awards primarily based on the Company’s achievement of pre-determined performance goals related to net sales (weighted 50%) and Adjusted AIP EBITDA (weighted 50%).

■
The Company exceeded both its Adjusted EBITDA goal and net sales target goal in the midst of one of the most challenging years in the Company’s history.

■
Pursuant to the 2021 AIP, our named executive officers achieved a bonus payout equal to 110.5% of their target bonus, with additional upward adjustments for certain named executive officers of 10% to 20% of their target bonus based on their individual performance throughout the year.

Long-Term Incentive Awards

■
The performance-based orientation of our long-term incentive program is reflected in 75% of our CEO’s targeted value of the long-term incentive award allocated to performance stock units, with the remaining 25% delivered in restricted stock units.

■
Similarly, our other named executive officers’ targeted value of the long-term incentive award was allocated to 33% to performance stock units, 33% to restricted stock units and 33% to stock options.

■
Challenging 3-year goals are set for adjusted cumulative EBITDA and cumulative revenue goals.

■
The May 2018 Performance Share grant payout was 78% for the three-year period fiscal 2019 through 2021.

COVID-19 Pandemic Impact

■
At the beginning of the Company’s fiscal year, the uncertainty in the macroeconomic environment due to the COVID-19 pandemic, made it challenging to set credible 1-year or 3-year goals, for both our AIP and performance units. The Compensation and Talent Management Committee deferred setting the appropriate one-year goal for the AIP until November 2020 and the three-year performance unit goal until February 2021 when there was more certainty allowing for well defined goal-setting. This allowed the Compensation and Talent Management Committee to set rigorous and challenging goals with greater visibility to the external environment. As demonstrated by our historic payouts being below target, the Compensation and Talent Management Committee believes setting a credible stretch goal holds management accountable for delivering exceptional performance.

■
The Committee took several actions in response to the pandemic regarding the NEOs compensation including deferral of 6-month’s of base salary increase, no increase in the 2021 long-term incentive awards, no adjustment to 2021 AIP and an appropriate but limited pandemic related adjustment to the 2018 Performance Share Award payout.

34 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
COMPENSATION GOVERNANCE HIGHLIGHTS
We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices, as evidenced by the following policies and practices that we maintain:

The Compensation and Talent Management Committee is composed solely of independent directors.

The Compensation and Talent Management Committee’s independent compensation consultant, CAP, is retained directly by the Compensation and Talent Management Committee and performs no other consulting or other services for us.

The change in control definition contained in our 2020 LTIP is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

We prohibit hedging and limit pledging by the Company’s directors, executive officers and employees.

We maintain a compensation clawback policy, as described later in this CD&A.

We maintain robust stock ownership guidelines, which are described in detail below.

Our executive severance plan does not contain a Section 280G excise tax “gross-up” provision.

The Compensation and Talent Management Committee conducts an annual review of our compensation-related risk profile to ensure that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

The Compensation and Talent Management Committee regularly reviews succession and talent management.

Equity awards have a “double trigger” change in control vesting provision.

Our 2020 LTIP prohibits the repricing of stock options without stockholder approval.

Our 2020 LTIP prohibits the granting of stock options with an exercise price below fair market value.

We do not provide excessive perquisites.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 35

Compensation Discussion and Analysis
What are the elements of the Company’s 2021 executive compensation program and why does the Company pay them?
The following table provides additional information regarding the various elements of our 2021 executive compensation program.
In setting pay, did the Compensation and Talent Management Committee take into consideration last year’s advisory stockholder vote on executive compensation?

2020 Say on pay approval
Yes. At the 2020 Annual Meeting of Stockholders, approximately 96% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in our 2020 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation and Talent Management Committee concluded that the compensation paid to our named executive officers and the Company’s overall compensation program enjoy strong stockholder support.

36 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
At the 2017 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at the Annual Meeting of Stockholders in 2023.
What is the purpose of the Compensation Discussion and Analysis?
This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for our executive officers. Specifically, the following discussion outlines, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.
What are the overarching objectives of the compensation programs?
It is the intent of the Company, through the efforts of the Compensation and Talent Management Committee, to:
■ motivate our business leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our stockholders;
■
attract and retain highly qualified senior leaders who can drive a successful global enterprise in today’s competitive marketplace and represent the diversity of our employees and the customers we serve;

■ establish executive compensation that is competitive with the compensation offered by similarly-situated companies;

■ focus management on both the Company’s short-term and long-term strategy, performance and success;	■ maintain practices that support good governance; and	■ structure programs that mitigate any incentives to take excessive risks.
Our overall executive compensation objective is to have programs and pay levels that enable us to attract, retain and motivate talented management who will drive exceptional results for our shareholders. We accomplish this by ensuring that our executive officers are compensated in a way that considers market practice, supports good governance, and drives both company and individual performance. To ensure fair and competitive pay, the Compensation and Talent Management Committee references a peer group comprised of companies it selected based on various characteristics (as described further below) and targets the median of such peer group in setting target pay levels for the Company’s executive officers.
The Company uses the following types of cash and equity compensation to compensate and reward our executive officers for their performance: base salary, a cash-based annual incentive plan, and long-term equity awards comprised of performance stock units, restricted stock units and stock options. The Compensation and Talent Management Committee believes that the elements of compensation that it provides create a flexible, performance-based compensation package that focuses and rewards executives for short and long-term performance, while aligning the interests of our executive officers with the interests of the Company’s stockholders.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 37

Compensation Discussion and Analysis
Each element of executive compensation described above is determined based on:
■ the executive’s level of responsibility and function within the Company;	■ the overall performance and profitability of the Company;	■ the executive’s performance within the Company;
■ executive compensation offered to similarly-situated executives at peer companies; and	■ good governance practices.
Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation and Talent Management Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.
How are the Company’s executive compensation programs structured in order to address the Company’s objectives?
PERFORMANCE
Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. We consider compensation to be performance-based or at-risk if payment is subject to achievement of performance targets or the value received is dependent on our stock price.
The Compensation and Talent Management Committee believes that the use of performance-based or at-risk compensation allows the Company to tailor the compensation paid to our executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, utilizing threshold performance targets puts the performance units entirely at risk, which means that in the event the Company does not meet the threshold performance goals, the performance units would not be paid to the executive officers. Performance stock units are earned only if the Company achieves the pre-established three-year performance goals and the stock options only have value as the Company’s stock price increases.
Long-Term Incentive (LTI) Vehicle	% of Target LTI Value: NEOs other than CEO	% of Target LTI Value: CEO
Performance Stock Units	33%	75%
Stock Options	33%	0%
Service-based Restricted Stock Units	33%	25%
38 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
The charts below show the percentage of pay tied to financial or stock performance of 83% and 64% of the total compensation for 2021 of our CEO and other named executive officers, respectively.

CEO	AVERAGE OTHER NEOS

ALIGNMENT
By motivating and incentivizing our executive officers with regard to the Company’s short- and long-term goals, the Compensation and Talent Management Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.
Did the Compensation and Talent Management Committee use the services of an independent consultant during 2021?
Yes. The Compensation and Talent Management Committee engaged CAP to conduct an analysis of the Company’s compensation levels and design for the Chief Executive Officer and the other executive officers of the Company. CAP also provided market context and advice for decisions related to incentives and other compensation practices.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 39

Compensation Discussion and Analysis
Does the Compensation and Talent Management Committee use a peer group of companies?
Yes. As part of its evaluation of the Company’s compensation packages, CAP recommended a group of peer companies that reflect the Company’s rapid growth and entrepreneurial business model, as well as being within a reasonable range of the Company’s revenue, EBITDA, EBITDA margin, and market capitalization. Because our core products are in the over-the-counter and personal care sector, there are relatively few companies like us. As a result, we consider companies with strong brands and similar business models as comparable peers. In addition, given our operating model and high margins, we consider strong EBITDA performance to be an important metric in selecting our peers. Based on this analysis, the Compensation and Talent Management Committee approved the following peer group:
2021 PEER GROUP
■ Akorn, Inc.	■ Energizer Holdings, Inc.
■ AMAG Pharmaceuticals, Inc.	■ Helen of Troy Limited
■ B&G Foods Holdings Corp.	■ Hain Celestial Group, Inc.
■ Calavo Growers Inc.	■ Jazz Pharmaceuticals plc
■ Church & Dwight Co.	■ Revlon, Inc.
■ Primo Water Corporation	■ Tupperware Brands Corp
■ Edgewell Personal Care Company	■ Vista Outdoor Inc.
For 2021, no changes were made to the peer group. For 2020 compensation planning, the Compensation and Talent Management Committee removed from the peer group Snyder’s-Lance Inc. (which was acquired in March 2018 by Campbell Soup Co.), Lancaster Colony (of which limited disclosure is available) and Impax Laboratories, Inc. (which completed its merger with Amneal Pharmaceuticals LLC in May 2018). Primo Water Corporation formerly known as Cott Corporation, Tupperware Brands Corporation, Jazz Pharmaceuticals plc, Akorn, Inc. and AMAG Pharmaceuticals, Inc. were added for 2020.
How does the Compensation and Talent Management Committee use market data from the peer group?
In determining compensation for 2021, the Compensation and Talent Management Committee reviewed and considered market data provided to it by CAP related to individual pay components (salary and target annual bonus opportunity), total cash compensation, long-term incentive target grant values, and total direct compensation, at the 25th percentile, median, and 75th percentile of the peer group. The Compensation and Talent Management Committee intends compensation to approximate the median level of compensation offered to similarly-situated executive officers at companies in the Company’s peer group. While market data is an important factor in setting pay, it is not the only factor we consider. For example, an executive officer’s total compensation may be higher or lower than the market median based on the level of responsibility, individual experience and performance in a particular year. In some situations, we will also use compensation survey data as an additional point of reference for select named executive officers.
40 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
How does the Company determine the types and amounts of executive compensation?
BASE SALARY
The Compensation and Talent Management Committee determines the base salary for our executive officers by first reviewing peer group salaries for similarly-situated positions and then adjusting such salaries as necessary based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive and the recommendation of the Chief Executive Officer (except in the case of his own compensation, which is determined by the Compensation and Talent Management Committee and the Board of Directors). In addition, with respect to promotions and new hires, the Compensation and Talent Management Committee considers the predecessor’s base salary. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. The Compensation and Talent Management Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The base salaries paid to our named executive officers during 2021 are set forth in the “Salary” column of the Summary Compensation table later in this Proxy Statement.
In May 2020, due to the uncertainty in the macroeconomic environment related to the COVID-19 pandemic, in connection with its annual review of base salaries, the Compensation and Talent Management Committee elected to defer any adjustments. In November 2020, once the macroeconomic environment had stabilized, the Compensation and Talent Management Committee approved increases to base salaries effective October 1, 2020, permanently deferring six months of the increased salary for 2021. In May 2021, the Compensation and Talent Management Committee approved adjustments to base salaries for 2022, as set forth below:
Name	2020 Salary	2021 Salary (% Increase effective) October 1, 2020	2022 Salary (% Increase effective) April 1, 2021
Mr. Lombardi	$875,000	$900,000(2.9)	$935,000(3.9)
Ms. Sacco	$522,675	$540,000(3.3)	$575,000(6.5)
Mr. Mekhail	$440,000	$452,000(2.7)	$470,000(4.0)
Mr. P’Pool	$457,750	$470,000(2.7)	$483,000(2.8)
Mr. Zerillo	$316,725	$325,500(2.8)	$335,000(2.8)
ANNUAL CASH INCENTIVE PLAN
The AIP provides our executive officers with the ability to earn additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the AIP as a performance-based component of executive compensation that motivates and incentivizes the executive officers to achieve the short-term goals of the Company and our stockholders.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 41

Compensation Discussion and Analysis
For 2021, the Compensation and Talent Management Committee chose the following as the corporate financial goals for the AIP:
Metric	Weighting	Definition	Rationale for Selection
AIP net sales		Total revenues	Drive consistent top-line growth
AIP Adjusted EBITDA
Net income plus depreciation and amortization, interest expense, integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and tax adjustment associated with acquisitions.
Drive stockholder value creation in terms of growth of earnings per share and free cash flow.
Typically no bonuses are payable under the AIP unless the Company achieves threshold performance for one or both of net sales and Adjusted EBITDA. If the Company achieves one or both of these threshold goals, then each of our named executive officer’s maximum award is 200% of his base salary. The Compensation and Talent Management Committee then uses negative discretion to pay a lesser amount based upon the pre-determined performance targets for net sales and Adjusted EBITDA and the individual performance of the executive. To guide it in exercising such discretion, the Compensation and Talent Management Committee establishes intermediate award opportunity ranges for each named executive officer. Accordingly, each named executive officer has a target bonus, expressed as a percentage of their base salary, which for 2021 were as follows:
■
Mr. Lombardi, 100%

■
Ms. Sacco, 60%

■
Mr. Mekhail, 50%

■
Mr. P’Pool, 50%

■
Mr. Zerillo, 40%

The following table reflects the 2021 net sales, Adjusted EBITDA and payout levels approved by the Compensation and Talent Management Committee that correspond to the threshold, target and maximum performance by the Company. The named executive officers may earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance. Due to the COVID-19 pandemic striking at the beginning of the Company’s fiscal year, the Compensation and Talent Management Committee deferred setting the appropriate one-year goal for the AIP until November 2020 when there was more certainty in the macroeconomic environment. This allowed the Compensation and Talent Management Committee to set a rigorous and challenging goal with greater visibility to the external environment. There were no adjustments made to the AIP results at year end related to the COVID-19 pandemic.
		Performance Level/ Payout (mil)
Weighting	Metric	Threshold (50%)	Target (100%)	Maximum (200%)
AIP net sales	50%	$836.1	$929.0	$1,021.9
AIP Adjusted EBITDA	50%	$296.6	$329.5	$362.5
Following the close of the fiscal year, the Compensation and Talent Management Committee assesses the Company’s performance against the pre-determined performance targets and determines the amount, if any, of bonus earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed
42 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
with the Company at the time payments are made by the Company. Despite a very challenging macroeconomic environment, our 2021 net sales and Adjusted EBITDA for the Company were $943.4 million and $331.3 million, respectively. Based on the results of these financial metrics, our named executive officers earned 110.5% of their target bonus. To determine actual bonus payments, the Compensation and Talent Management Committee increased the bonus payout for certain named executive officers by 10% to 20% of their target bonus based on their individual performance throughout the year. When determining the adjustments to individual bonus payouts, the Compensation and Talent Management Committee considered each named executive officers’ achievement against their respective goals. Any adjustments to the payouts are linked to the goals and objectives set for the individual by the CEO or in the case of the CEO, by the Compensation and Talent Management Committee. Key achievements by our named executive officers considered by the Compensation and Talent Management Committee for 2021 included:
■
For Mr. Lombardi, our President and Chief Executive Officer, (a) successfully lead the Company through the challenging macroeconomic environment created by the COVID-19 pandemic and delivered financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (b) lead a flawless transition to a hybrid workplace/work from home environment with no interruption to the business and increased productivity, (c) successfully executed $600 million bond refinancing with attractive long-term interest rates, (d) delivered cash flow in excess of $200 million with significant debt paydown, and (e) implemented Diversity, Equity and Inclusion plan within the organization.

■
For Ms. Sacco, our Chief Financial Officer, (a) helped successfully lead the Company through the challenging macroeconomic environment created by the COVID-19 pandemic and delivered a financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, (b) successfully lead and executed $600 million bond refinancing with attractive long-term interest rates, (c) delivered cash flow in excess of $200 million with significant debt paydown with leverage at targeted level, (d) worked within the finance function on maintaining and strengthening procedures and policies in support of effective controls, while helping to drive profitable growth, (e) continued enhancements in information management and technology, and (f) maintained strong investor relations program.

■
For Mr. Mekhail, our Executive Vice President of Marketing & Sales, (a) grew market share in the U.S. particularly in online sales, (b) significant contributions to strong sales and profit growth in ecommerce channels which will drive future growth, and (c) continued to strengthen our marketing and sales team, (d) led transition to a work from home environment due to the COVID-19 pandemic with no interruption to the business and increased productivity, (e) successfully contributed to driving the company’s financial performance in the challenging macroeconomic environment created by the COVID-19 pandemic and delivered results ahead of budget for Sales, Gross Margin, EBITDA and EPS.

■
For Mr. P’Pool, our Senior Vice President, General Counsel and Corporate Secretary, (a) strong performance in providing legal advice to the Board and senior management particularly with regard to management of operations in context of the COVID-19 pandemic, (b) managed the legal function to support the Company’s results ahead of budget in the challenging environment, (c) supported the successful execution of $600 million bond refinancing with attractive long-term interest rates, (d) strengthened the organization in terms of business conduct, compliance and control, and (e) secured, protected and defended the Company’s legal rights and interests.

■
For Mr. Zerillo, our Senior Vice President, Operations, (a) successfully managed supply chain to minimize disruption to the business during challenging environment created by the COVID -19 pandemic, (b) completed transition to efficient, primary logistics and warehouse provider resulting in significant savings and gross margin improvement, (c) effectively delivered productivity and savings above target despite significant difficulties created by the pandemic, (d) contributed to driving the company’s financial performance with results ahead of budget for Sales, Gross Margin, EBITDA and EPS, and (e) continued evolution of the Company’s manufacturing partner network capabilities to support business growth.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 43

Compensation Discussion and Analysis
The following table reflects each named executive officer’s target bonus and actual payout.
Name	Target Bonus	Company Performance Payout (110.5% of Target Bonus)	Individual Performance Adjustment	Total Payout
Mr. Lombardi	$900,000	$994,500	$90,500	$1,085,000
Ms. Sacco	$324,000	$358,020	$71,604	$429,624
Mr. Mekhail	$226,000	$249,730	$49,946	$299,676
Mr. P’Pool	$235,000	$259,675	0	$259,675
Mr. Zerillo	$130,200	$143,871	0	$143,871
The 2021 AIP payouts to our named executive officers also are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table later in this Proxy Statement.
EQUITY AWARDS
Executive officers of the Company are eligible to receive annual equity awards under our 2020 LTIP. Awards under the 2020 LTIP help tie a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the 2020 LTIP, our executive officers receive performance stock units, restricted stock units and stock options.
Overall Philosophy and Objectives Regarding Equity Awards
The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize management to achieve the long-term performance goals (including stock price appreciation) of the Company and our stockholders.
The Compensation and Talent Management Committee believes equity-based incentive compensation aligns executive and stockholder interests because:
■ the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;
■
paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation and Talent Management Committee; and

■
the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

In May 2020, following discussions with CAP, the Board of Directors and our Chief Executive Officer, and in light of the potential impact on the Company’s performance due to the macroeconomic environment during the COVID-19 pandemic, the Compensation and Talent Management Committee did not increase target award values for each executive in 2021. Target award values remained the same as 2020, as provided in the table below.
Name	2021 Targeted Award Value	% Increase from 2020
Mr. Lombardi	$3,075,000	0
Ms. Sacco	$785,000	0
Mr. Mekhail	$440,000	0
Mr. P’Pool	$470,000	0
Mr. Zerillo	$320,000	0
44 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
For our CEO, the Compensation and Talent Management Committee allocated approximately three-quarters of his targeted equity award value to performance stock units and the remaining one-quarter to restricted stock units. For our other named executive officers, the Compensation and Talent Management Committee allocated approximately one-third of the targeted equity award value to performance stock units, stock options and restricted stock units. In each case, the actual number of options and stock units granted was determined by dividing the allocated dollar value by the Black-Scholes value, in the case of the stock options, and the closing price of the Company’s common stock on the grant date, in the case of stock units. The 2021 equity grants to our named executive officers are set forth in the Grants of Plan-Based Awards table later in this Proxy Statement.
Vesting Criteria for Equity Awards
Performance Stock Units
■
Vest at the end of three years if company achieves pre-established goals relative to cumulative adjusted EBITDA and cumulative Net Sales (each weighted 50%)

■
Participants can earn up to 200% of the target number of shares with exceptional performance

■
If performance is below target, but above threshold, participants can earn 50% of their award

■
If performance is below threshold, participants earn 0% of their award

Stock Options	Vest ratably over three years based on service
Restricted Stock Units	Vest ratably over three years based on service
For 2021, the Compensation and Talent Management Committee chose the following as the corporate financial goals for the 3-year Performance Stock Units:
Metric	Weighting	Definition	Rationale for Selection
Cumulative Net Sales	50%	The Company’s cumulative annual “Net Sales,” as reported in the Company’s audited financial statements for the 3-year performance period, adjusted to exclude divestitures, acquisitions, changes in accounting policy and other adjustments deemed appropriate by the Committee.	Drive consistent top-line growth over time
Cumulative EBITDA	50%	Company’s cumulative reported net earnings (loss) excluding earnings (loss) from discontinued operations, net, provision (benefit) for income taxes, total other expense, net (which is entirely comprised of interest income and expense), depreciation and amortization (EBITDA) for the 3-year performance period, adjusted to exclude divestitures, acquisitions, costs associated with integration, transition, purchase accounting, impairment charges, changes in accounting policy and other adjustments deemed appropriate by the Committee.	Drive stockholder value creation in terms of growth of earnings per share and free cash flow.
Special Retirement Vesting Provisions. Historically, our long-term equity awards provided that, upon an employee’s retirement, the Compensation and Talent Management Committee, at its discretion, could accelerate the vesting of such employee’s outstanding awards. In order to provide certainty to those with a significant number of years of service with us, encourage smooth transition, and to more closely align with the market practices of our peers, the Compensation and Talent Management Committee approved a “Rule of 62” policy for long-term equity awards granted in 2019 and beyond. Pursuant to the “Rule of 62,” if an employee retires from the Company with at least five years
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 45

Compensation Discussion and Analysis
of service and a total of age and years of service at retirement equal to or greater than 62, then his or her outstanding awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable. In each case the employee must give at least six months’ notice prior to retirement.
Severance and Change in Control Provisions. Both our 2005 LTIP and 2020 LTIP provide that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under both the 2005 LTIP and 2020 LTIP, vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment pursuant to the Company’s Executive Severance Plan, please see the sections titled “Executive Compensation and Other Matters — Potential Payments Upon Termination or Change in Control,” “Executive Compensation and Other Matters — Employment Agreements” and “Executive Compensation and Other Matters — Additional Vesting Provisions” contained elsewhere in this Proxy Statement.
May 2018 Performance Share Award Payout
The May 2018 performance stock unit grant resulted in a payout of 78% for the three-year performance period FY 2019-2021 as set out below:
	Adjusted Results	Target
3-Year Cumulative Sales	$2,948.4	$3,043.1
3-Year Cumulative EBITDA	$1,026.8	$1,089.6
Performance Multiplier 78%
The Performance Multiplier resulted in the distribution of 52,821 shares to Mr. Lombardi, 6,708 shares to Ms. Sacco, 3,752 shares to Mr. P’Pool and 2,727 shares to Mr. Zerillo from their May 2018 performance stock unit grants. Mr. Mekhail did not receive a grant of performance stock units in 2018. The Compensation and Talent Management Committee believed the strong Company performance in the unprecedented macroeconomic environment warranted an adjustment to the two factors above related to a few specific categories where incident levels were severely impacted by the pandemic including travel, lice, cough/cold and hydration.The adjustment, which amounted to about 2% in the 3-Year Cumulative Sales factor and 3% in the 3-Year Cumulative EBITDA factor, improved the Performance Multiplier by about 13 percentage points. Although the Company incurred numerous unanticipated expenses and other disruptions resulting from the pandemic, no other pandemic related adjustments were factored into the Performance Grant Payout. Additionally, no increase was made to 2021 long-term incentive target award values. Please refer to Appendix A for a reconciliation of Non-GAAP Adjusted Total Net Sales used for our May 2018 Performance Grant Payout to GAAP Total Revenues and Non-GAAP Adjusted EBITDA used for our May 2018 Performance Grant Payout to GAAP Net Income.
When does the Company typically grant equity awards?
The Company generally grants equity awards to its employees as soon as practicable after the beginning of a fiscal year, typically at its first regularly scheduled board meeting in the new fiscal year. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation and Talent Management Committee has fully reviewed all aspects of the awards, including the value of the awards and the vesting period. The awards are valued at the market closing price on the day of grant.
46 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation Discussion and Analysis
Are the Company’s directors and executive officers required to own a minimum amount of the Company’s common stock?
Yes. The Board of Directors adopted Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant with the guidelines by the date of the first Annual Meeting of Stockholders following the fifth anniversary of the date of employment as an executive officer of the Company or, for directors, the date of election to the Board. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:
■
shares of the Company purchased on the open market or in privately negotiated transactions

■
shares of the Company acquired by inheritance or gift or held by immediate family members or in trust for the benefit of the employee or family member

■
after-tax shares of the Company acquired through vested restricted stock units and performance share units

■
60% of vested options to the extent in-the-money — reflecting the approximate after-tax value of those shares

■
60% of unvested restricted stock units and performance stock units that cliff vest, prorated to the extent full years of completed service or periods of performance, as applicable, at current projected performance multiple — reflecting the approximate after-tax value of those shares

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:
■
unvested restricted stock and restricted stock units, except as provided above

■
unvested stock options

■
vested but not “in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:
*
Exclusive of Annual Bonus

If an executive is below the ownership requirement, until the specified level is met, the officer will be required to retain 50 percent of the net, after-tax value of any equity received from the Company’s equity plan until the individual meets the guideline. All executives are in compliance with the guidelines or are within the 5 year transition period. The CEO exceeds his guideline even excluding pro-rated performance shares.
Does the Company have a policy regarding hedging or pledging Company securities?
Yes. The Company’s Insider Trading Policy prohibits hedging and limits any pledging by the Company’s directors, executive officers and employees.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 47

Compensation Discussion and Analysis
Does the Company have a policy regarding the recovery of incentive-based compensation paid to executive officers if the Company restates its financial statements?
Yes. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company will, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements, insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company will seek to recover is the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated. Notwithstanding the foregoing, the Company is not obligated to pursue any recovery if the Board of Directors or applicable committee determines that the recovery amount is de minimis to the Company or the expected cost of recovery will exceed the amount to be recovered.
What are the respective roles of the Compensation and Talent Management Committee, its consultant and the Company’s executive officers in determining executive compensation?
Executive Officer Compensation. Mr. Lombardi, our President and Chief Executive Officer, with the assistance of certain members of senior management, participated in discussions with, and made recommendations to, the Compensation and Talent Management Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Lombardi was assisted by certain members of senior management and CAP in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation and Talent Management Committee.
Chief Executive Officer Compensation. The Compensation and Talent Management Committee and the Board of Directors are responsible for establishing the CEO’s compensation package. The Compensation and Talent Management Committee consulted with CAP, its independent compensation consultant, in determining the compensation to be awarded to Mr. Lombardi in 2021, and in determining his compensation program for 2022.
48 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Compensation and Talent Management
Committee Report

Compensation and Talent Management
Committee Report
This Compensation and Talent Management Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation and Talent Management Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2021.
MEMBERS OF THE 2021 COMPENSATION AND TALENT MANAGEMENT COMMITTEE
John E. Byom (Chairman)
Celeste A. Clark
Gary E. Costley
Christopher J. Coughlin
Shelia A. Hopkins
James M. Jenness
Natale S. Ricciardi
Dawn M. Zier
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 49

Executive Compensation and Other Matters

Executive Compensation and Other Matters
Who are our Executive Officers?
Our executive officers are as follows:
Ronald M. Lombardi Chairman of the Board, President and Chief Executive Officer Age: 57
CAREER HIGHLIGHTS:
Ronald M. Lombardi was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. He served as Chief Financial Officer of the Company from December 2010 until November 2015. Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer. From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business. Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008. From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc. Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries. Mr. Lombardi currently serves as Chair of the Audit Committee on the board of ACCO Brands Corporation. Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.

Christine Sacco Chief Financial Officer Age: 47
CAREER HIGHLIGHTS:
Christine Sacco was appointed to the position of Chief Financial Officer for the Company in September 2016. Ms. Sacco joined the Company from Boulder Brands, Inc., a health and wellness food manufacturer, where she served as the Chief Financial Officer and Treasurer from January 2012 to January 2016 and Vice President and Controller from January 2008 to January 2012, including Principal Accounting Officer from January 2011 to March 2012. From October 2002 until January 2008, she held positions of increasing financial responsibility with Alpharma, Inc., a global specialty pharma company, where she last held the position of Vice President, Treasurer. Ms. Sacco began her career with Ernst & Young and worked for five years in the Audit and Assurance group. She holds a B.S. in accounting from St. Thomas Aquinas College and is a Certified Public Accountant.

50 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Executive Compensation and Other Matters
William C. P’Pool Senior Vice President, General Counsel and Corporate Secretary Age: 55
CAREER HIGHLIGHTS:
William C. P’Pool was appointed to the position of Senior Vice President, General Counsel and Corporate Secretary for the Company in November 2016. From June 2004 to April 2015, Mr. P’Pool served as Senior Vice President, General Counsel and Corporate Secretary at Mead Johnson Nutrition Company, a nutritional products company. From May 2001 to June 2004, Mr. P’Pool served as a Senior Counsel and Director of Legal Services at Yum! Brands, Inc. From 1991 to 2001, he served in legal roles of increasing responsibility at GrafTech International and Service Merchandise Company, among others. He earned a B.S. in business from Murray State University and a J.D. from the University of Kentucky.

Adel Mekhail Executive Vice President, Marketing & Sales Age: 60
CAREER HIGHLIGHTS:
Adel Mekhail was appointed to the position of Executive Vice President of Marketing & Sales for the Company in May 2019. From April 2017 to July 2018, Mr. Mekhail served as Vice President, Americas at Edgewell Personal Care, a personal care products company. He served as Vice President and General Manager, Private Brands Group and Vice President, Latin America from July 2015 to April 2017 also at Edgewell Personal Care. From November 2013 to July 2015, Mr. Mekhail served as Vice President, Asia Pacific at Energizer, which was acquired by Edgewell. He held other increasingly responsible marketing roles at Energizer from 2003 to 2013. Mr. Mekhail also served in sales and marketing roles for Pfizer and Warner Lambert from 1996 to 2003. In 2000, he moved from Australia to the United States for Pfizer. Mr. Mekhail earned his BS in Pharmaceutical Sciences from Tanta University in Egypt and his MBA from RMIT University in Melbourne, Australia.

Jeffrey Zerillo Senior Vice President, Operations Age: 60
CAREER HIGHLIGHTS:
Jeffrey Zerillo was appointed to the position of Senior Vice President, Operations for the Company in April 2018. Mr. Zerillo joined the Company from Teva Pharmaceuticals, a pharmaceutical company, where he served as Vice President, Supply Chain Management for the America’s Region from 2016 to 2018. He brings experience managing complex supply chains in pharmaceuticals, biologics and medical devices from companies including Actavis/Allergan, a pharmaceutical company, from 2014 to 2016, Purdue Pharma from 1995 to 2013, Tura L.P. from 1994 to 1995 and Instrumentation Laboratories from 1988 to 1994. He earned a B.S. in Business Management- Production Operations from York College of Pennsylvania and an Executive Certificate from Sloan School of Business.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 51

Summary Compensation Table

Summary Compensation Table
The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during our fiscal years ended March 31, 2021, 2020 and 2019. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)	Total ($)
Ronald M. Lombardi Chairman, President, and Chief Executive Officer	2021	887,739		3,127,475	0	1,085,000	47,819(8)	5,148,033
	2020	875,000		3,075,000	0	1,055,000	46,679(8)	5,051,679
	2019	850,000		2,660,002	0	722,925	41,620(8)	4,274,547
Christine Sacco Chief Financial Officer	2021	530,704		529,294	261,670	429,624	13,020(9)	1,764,312
	2020	522,675		523,309	261,671	394,000	13,820(9)	1,715,475
	2019	505,000		506,653	253,333	269,973	8,645(9)	1,543,604
Adel Mekhail(1) Executive Vice President, Sales and Marketing	2021	447,315		296,712	146,672	299,676	12,960(9)	1,203,335
	2020	390,076		219,994	219,994	225,000(2)	13,200(9)	1,068,264
William C. P’Pool Senior Vice President, General Counsel and Corporate Secretary	2021	464,985		316,888	156,668	259,675	12,962(9)	1,211,178
	2020	457,750		313,362	156,668	265,000	12,960(9)	1,205,740
	2019	425,000		283,346	141,670	189,338	12,540(9)	1,051,894
Jeffrey Zerillo Senior Vice President, Operations	2021	321,969		215,762	106,668	143,871	10,129(9)	798,399
	2020	316,725		213,325	106,668	153,000	10,689(9)	800,407
	2019	296,125	100,000(3)	382,744(4)	102,997	110,128	13,249(9)	1,005,243

(1)
Mr. Mekhail commenced employment with the Company on May 13, 2019. He was not a named executive officer in fiscal year 2019.

(2)
Mr. Mekhail’s 2020 bonus payout reflects a proration from his start date of May 13, 2019.

(3)
Reflects a one-time sign-on bonus for Mr. Zerillo in connection with his commencement of employment with the Company.

(4)
Includes an additional one-time restricted stock unit grant related to Mr. Zerillo’s commencement of employment with the Company.

(5)
Reflects the grant date fair value of restricted stock unit awards and performance stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted stock unit awards and performance stock unit awards is based on the market value of the Company’s common stock on the grant date. The grant date value of the performance stock unit awards was computed by multiplying (i) the target number of performance stock units awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value used for financial reporting purposes. With regard to the 2021 stock value, the amount reflected in this table differs slightly from the grant value approved by the Committee on May 4, 2020 (as reflected on page 44 of this proxy) because the grant date fair value of the PSUs determined in accordance with applicable accounting rules could not be determined until February 1, 2021, which is the date that the Committee set the applicable performance goals. On February 1, 2021, the Company’s stock price was $40.89, as compared to $39.98 on May 4, 2020, resulting in a greater grant date value for accounting purposes. Assuming, instead, that the highest level of performance would be achieved, the grant date fair values of the performance stock units would have been as follows: Mr. Lombardi, $3,990,002 (2019), $4,612,482 (2020) and $4,717.479 (2021); Ms. Sacco $506,653 (2019), $523,310 (2020) and $535,250 (2021); Mr. Mekhail $300,051 (2021); Mr. P’Pool, $283,346 (2019), $313,362 (2020) and $320,414 (2021); and Mr. Zerillo, $205,984 (2019), $213,308 (2020) and $218,189 (2021).

(6)
Reflects the grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2021, 2020 and 2019, please see Note 14 to the financial statements contained in our Annual Report on Form 10-K for 2021, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(7)
Reflects annual cash incentive awards, which are accrued and reflected in the Summary Compensation table for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

(8)
Reflects a matching contribution by the Company on Mr. Lombardi’s behalf to the Company’s 401(k) plan and expenses related to the use of corporate housing leased by the Company in the amount of $37,694 (2021).

(9)
Reflects a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

52 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Grants of Plan-Based Awards in 2021

Grants of Plan-Based Awards in 2021
The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2021. The non-equity incentive plan awards were granted pursuant to the 2021 AIP and the equity incentive plan awards were granted pursuant to the 2005 LTIP which was replaced by the 2020 LTIP, under which all future awards will be granted. The equity incentive plan awards were comprised of performance stock units, restricted stock units and stock options.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock of Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lombardi		467,500	935,000	1,870,000
	5/4/2020							19,228			768,735
	5/4/2020				28,843	57,685	115,370				2,358,740
Ms. Sacco		172,500	345,000	690,000
	5/4/2020								20,604	39.98	261,670
	5/4/2020							6,545			261,669
	5/4/2020				3,273	6,545	13,090				267,625
Mr. Mekhail		117,500	235,000	470,000
	5/4/2020								11,549	39.98	146,672
	5/4/2020							3,669			146,687
	5/4/2020				1,835	3,669	7,338				150,025
Mr. P’Pool		120,750	241,500	483,000
	5/4/2020								12,336	39.98	156,668
	5/4/2020							3,919			156,681
	5/4/2020				1,959	3,918	7,836				160,207
Mr. Zerillo		67,000	134,000	268,000
	5/4/2020								8,399	39.98	106,668
	5/4/2020							2,668			106,667
	5/4/2020				1,334	2,668	5,336				109,095

(1)
Reflects threshold, target and maximum opportunities for annual incentive plan awards, as described in further detail in the “Compensation Discussion Analysis.”

(2)
Reflects performance stock units, which may be earned based on the achievement of adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis.”

(3)
Reflects restricted stock units, which vest in three equal annual installments commencing on the first anniversary of the date of grant for the restricted stock units.

(4)
Reflects stock options granted to the named executive officers other than Mr. Lombardi, which vest in three equal annual installments commencing on the first anniversary of the date of grant.

(5)
Reflects the grant date fair value of the performance stock units, restricted stock units and stock options, determined in accordance with FASB ASC Topic 718.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 53

Outstanding Equity Awards at 2021 Fiscal Year-End

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the equity awards granted to the named executive officers that were outstanding as of March 31, 2021.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
Mr. Lombardi					19,228(16)	847,570	57,685(19)	2,542,755
					16,770(14)	739,222	75,466(18)	3,326,541
	39,387(7)	0(7)	56.11	5/8/2027	7,525(13)	331,702
	53,725(8)	0(8)	57.18	5/9/2026	52,821(17)	2,328,350
	32,800(2)	0(2)	33.50	5/12/2024
	38,793(3)	0(3)	29.94	5/14/2023
	52,367(4)	0(4)	13.24	5/9/2022
Ms. Sacco	0(12)	20,604(12)	39.98	5/4/2030	6,545(16)	288,504	6,545(19)	288,503
	8,229(10)	16,457(10)	30.56	5/6/2029	5,708(14)	251,609	8,562(18)	377,413
	16,525(9)	8,263(9)	29.46	5/7/2028	2,867(13)	126,377
	11,283(7)	0(7)	56.11	5/8/2027	6,708(17)	295,689
	25,746(5)	0(5)	47.39	9/12/2026
Mr. Mekhail	0(12)	11,549(12)	39.98	5/4/2030	3,669(16)	161,730	3,669(19)	161,730
	0(11)	21,194(11)	30.19	5/13/2029	7,287(15)	321,210
Mr. P’Pool	0(12)	12,336(12)	39.98	5/4/2030	3,919(16)	172,750	3,918(19)	172,705
	4,927(10)	9,853(10)	30.56	5/6/2029	3,418(14)	150,665	5,127(18)	225,998
	9,241(9)	4,621(9)	29.46	5/7/2028	1,603(13)	70,660
	6,333(7)	0(7)	56.11	5/8/2027	3,752(17)	165,388
	13,683(8)	0(6)	50.06	11/14/2026
Mr. Zerillo	0(12)	8,399(12)	39.98	5/4/2030	2,668(16)	117,605	2,668(19)	117,605
	3,354(10)	6,709(10)	30.56	5/6/2029	2,327(14)	102,574	3,490(18)	153,839
	6,718(9)	3,360(9)	29.46	5/7/2028	3,166(13)	139,557
					2,727(17)	120,206

(1)
Reflects the value of restricted stock units or performance stock units, which was calculated using $44.08 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2021, the last trading day of 2021.

(2)
Reflects stock options granted to the named executive officer on May 12, 2014, which vested in approximately three annual equal annual installments on May 12, 2015, 2016 and 2017.

(3)
Reflects stock options granted to the named executive officer on May 14, 2013, which vested in approximately three equal annual installments on May 14, 2014, 2015 and 2016.

(4)
Reflects stock options granted to the named executive officer on May 9, 2012, which vested in approximately three equal annual installments on May 9, 2013, 2014 and 2015.

54 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Outstanding Equity Awards at 2021 Fiscal Year-End
(5)
Reflects stock options granted to Ms. Sacco on September 12, 2016, which vested in approximately three equal installments on September 12, 2017, 2018 and 2019.

(6)
Reflects stock options granted to Mr. P’Pool on November 14, 2016, which vested in approximately three equal installments on November 14, 2017, 2018 and 2019.

(7)
Reflects stock options granted to the named executive officer on May 8, 2017, which vested in approximately three equal installments on May 8, 2018, 2019 and 2020.

(8)
Reflects stock options granted to the named executive officer on May 9, 2016, which vested in three equal annual installments on May 9, 2017, 2018 and 2019.

(9)
Reflects stock options granted to the named executive officer on May 7, 2018, which vest in approximately three equal installments on May 7, 2019, 2020 and 2021.

(10)
Reflects stock options granted to the named executive officer on May 6, 2019, which vest in approximately three equal installments on May 6, 2020, 2021 and 2022.

(11)
Reflects stock options granted to the named executive officer on May 13, 2019, which vest on May 13, 2022.

(12)
Reflects stock options granted to the named executive officer on May 4, 2020, which vest in approximately three equal installments on May 4, 2021, 2022 and 2023.

(13)
Reflects restricted stock units granted to the named executive officer on May 7, 2018, which vest in approximately three equal installments on May 7, 2019, 2020 and 2021.

(14)
Reflects restricted stock units granted to the named executive officer on May 6, 2019, which vest in approximately three equal installments on May 6, 2020, 2021 and 2022.

(15)
Reflects restricted stock units granted to the named executive officer on May 13, 2019, which vest on May 13, 2022.

(16)
Reflects restricted stock units granted to the named executive officer on May 4, 2020, which vest in approximately three equal installments on May 4, 2021, 2022 and 2023.

(17)
Reflects performance stock units granted to the named executive officer on May 7, 2018, which vested on May 7, 2021 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”.

(18)
Reflects performance stock units granted to the named executive officer on May 6, 2019, which are eligible to vest on May 6, 2022 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”.

(19)
Reflects performance stock units granted to the named executive officer on May 4, 2020, which are eligible to vest on May 4, 2023 based on achievement of goals related to adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in the “Compensation Discussion Analysis”.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 55

2021 Option Exercises and Stock Vested

2021 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lombardi	29,593	852,767	33,230	1,326,198
Ms. Sacco	0	0	10,683	425,937
Mr. Mekhail	0	0	0	0
Mr. P’Pool	0	0	6,098	243,098
Mr. Zerillo	0	0	4,328	171,172

(1)
Reflects the number of shares underlying the exercised options multiplied by the difference between the fair market value on the exercise date and the exercise price of the option.

(2)
Reflects the quoted market value of the underlying shares on the applicable vesting dates multiplied by the number of shares vested.

56 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Potential Payments upon Termination or
Change in Control

Potential Payments upon Termination or
Change in Control
Employment Agreements
Do any named executive officers have employment agreements or other written employment arrangements?
No. On October 30, 2017, the Compensation and Talent Management Committee approved the Prestige Consumer Healthcare Inc. Executive Severance Plan, which we refer to as the executive severance plan, in order to better reflect current compensation practices and trends by transitioning away from individual agreements with our executive officers. In connection with the adoption of the executive severance plan, the Company provided written notice of its election to not renew the term of its employment agreements place with Mr. Lombardi. Similarly, the Company provided written notice to its executive officers who were party to an offer letter (including Ms. Sacco and Mr. P’Pool) that the severance terms contained in their offer letters with the Company were of no further force and effect upon their commencement of participation in the executive severance plan.
What are the terms of the Amended and Restated Executive Severance Plan?
On October 29, 2018, the Compensation and Talent Management Committee amended the executive severance plan to modify certain benefits payable in the event of a Change in Control, as defined in the plan. Pursuant to the terms of the plan, the Compensation and Talent Management Committee will, in its sole discretion, select eligible employees for participation in the and designate such employees as Tier One or Tier Two participants, subject to timely execution of a participation letter agreement. Pursuant to the terms of the letter agreement, the participants will agree to be bound by the terms and conditions of the executive severance plan and the letter agreement. The Compensation and Talent Management Committee designated Mr. Lombardi as a Tier One participant and certain other executive officers as Tier Two participants, including Messrs. Mekhail, P’Pool and Zerillo and Ms. Sacco.
The executive severance plan provides for the payment of severance and other benefits to participants in the event of their termination of employment by the Company without cause or resignation for good reason, each as defined in the executive severance plan.
In the event of a termination of employment by the Company without cause or resignation for good reason prior to a change in control, the executive severance plan provides the following payments and benefits to the participant:
■
a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year;

■
severance equal to a multiple (1.5, in the case of a Tier One participant, and 1, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable over a period of twelve months, in accordance with the Company’s regular payroll practices; and

■
payment of COBRA premiums for a period of twelve months.

In the event of a termination of employment by the Company without cause or resignation for good reason upon or within 24 months following a change in control, the executive severance plan provides the following payments and benefits to the participant:
■
a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year;

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 57

Potential Payments upon Termination or
Change in Control
■
severance equal to a multiple (2.5, in the case of a Tier One participant, and 2, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable in a lump sum upon termination;

■
payment of COBRA premiums for a period of eighteen months; and (iv) outplacement services suitable to participant’s position.

The executive severance plan provides that in the event that the payments described above would, if paid, be subject to excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the excise tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the excise tax and income tax consequences.
In order to be entitled to severance payments and benefits, the participant will be required to comply with the terms and conditions of the executive severance plan and the letter agreement, including, without limitation, a requirement to execute a release and waiver of all claims in favor of the Company and comply with certain post-employment covenants, including a confidentiality covenant and a covenant not to compete with the Company or solicit the Company’s employees for eighteen months, in the case of a Tier One participant, or twelve months, in the case of a Tier Two participant, following termination of employment.
The Compensation and Talent Management Committee may amend or terminate the executive severance plan at any time; provided that:
■
no such action may impair the rights of a participant who previously has incurred a Qualifying Termination without his or her consent, and

■
the executive severance plan may not be terminated or amended after a change in control of the Company in any manner that would adversely affect the benefits available to any participant in the executive severance plan.

What are the special vesting provisions for equity awards?
Both our 2005 LTIP and 2020 LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards vest in connection with a change of control only after both a change in control event and the employee’s subsequent termination. Specifically:
■
If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, then the equity award will become fully-vested as of the date of the change in control.

■
If (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Board, then the equity award will become fully-vested if within twenty-four (24) months following the change in control, the participant’s employment is terminated by the Company other than for cause, disability or death or the participant resigns for good reason (as such terms are defined in the applicable award agreement).

Also, as discussed earlier in this CD&A:
■
The Compensation and Talent Management Committee approved a “Rule of 62” policy, pursuant to which an employee’s outstanding time-based equity awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable, in the event he or she with at least six months’ notice retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62.

58 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Potential Payments upon Termination or
Change in Control
Summary of Potential Payments upon Termination or Change in Control
As described above, each of our named executive officers is entitled to certain benefits in the event his or her employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change in control of the Company.
The following table sets forth payments and benefits that may be received by our named executive officers in the event of termination for specified reasons and/or a change in control of the Company.
The following information has been prepared based on the assumption that the named executive officer’s employment terminated, or a change in control of the Company occurred, on March 31, 2021. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $44.08, the closing price of our common stock on March 31, 2021, the last trading day of 2021.
Name	Termination by Company Without Cause or Resignation With Good Reason ($)(1)	Death/ Disability ($)(2)	Qualifying Termination in Connection with Change in Control ($)(3)
Mr. Lombardi	2,724,106	6,345,669	15,304,985
Ms. Sacco	880,071	1,616,750	3,899,371
Mr. Mekhail	702,237	905,541	2,390,880
Mr. P’Pool	729,237	950,767	2,714,583
Mr. Zerillo	478,615	746,776	1,916,781

(1)
Reflects benefits payable pursuant to the terms and conditions of the executive severance plan (as described in detail above) and assumes that the Compensation and Talent Management Committee does not accelerate the vesting of the unvested portion of the named executive officer’s outstanding equity awards, in which case such unvested awards will be forfeited.

(2)
Assumes that the Compensation and Talent Management Committee accelerates the vesting of the unvested portion of the named executive officer’s outstanding stock option and restricted stock unit awards. Accordingly, the amount shown includes the value of the accelerated vesting of restricted stock units and “in-the-money” stock option awards. Per their terms, performance units will remain outstanding and vest on a pro-rata basis based upon actual performance against the pre-established performance criteria (and, therefore, for purposes of this table the value included in this column with respect to outstanding performance units assumes threshold performance).

(3)
Assumes that the named executive officer had a qualifying termination in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a qualifying termination following a change in control, the amount shown includes the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards.

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 59

CEO Pay Ratio

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2021, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $75,061, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,148,033. Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 69 to 1.
For 2021, we identified the median of the annual total compensation of all our employees and determined the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
■
For 2021, we used the same “median employee” that was selected in the prior year, as there were no significant changes that would impact the Company’s employee population, demographics or compensation arrangements. As of March 31, 2021, we had 505 global employees (full-time, part-time, temporary and seasonal) working at the Company and its consolidated subsidiaries.

■
To determine our “median employee” from our 2020 employee population, we used a consistently applied compensation definition and chose total taxable wages before deductions for pre-tax items derived from our payroll records.

■
We did not exclude any employees and we did not make any cost-of-living adjustments.

■
For employees located outside the United States, we applied a currency adjustment based on the average applicable foreign currency exchange rates for the calendar year 2019.

■
We determined that the “median employee” is a full-time hourly employee located in the United States, with taxable wages before deductions for pre-tax items for the 12-month period ending March 31, 2021 in the amount of $75,061.

■
With respect to the annual total compensation of the previously identified “median employee,” we calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $75,061.

■
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2021 Summary Compensation Table included in this Proxy Statement.

60 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Director Compensation in 2021

Director Compensation in 2021
The following table sets forth the cash and equity compensation paid or awarded to our non-employee directors during 2021. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted, as the Company does not provide such elements of compensation to our directors for their services.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Dr. Costley	110,000	145,025	255,025
Mr. Byom	102,500	145,025	247,525
Ms. Clark	14,166	0	14,166
Mr. Coughlin	105,000	145,025	250,025
Ms. Hopkins	85,000	145,025	230,025
Mr. Jenness	97,500	145,025	242,525
Mr. Ricciardi	85,000	145,025	230,025
Ms. Zier	77,916	181,286	259,202

(1)
Reflects the grant date fair value of the stock awards granted in 2021, determined in accordance with FASB ASC Topic 718. On August 4 , 2020, each of Mses. Hopkins, Zier and Messrs. Byom, Costley, Coughlin, Jenness and Ricciardi received 3,732 restricted stock units, representing $145,000 divided by $38.86 (the closing price of our common stock on the NYSE on August 4, 2020). The restricted stock units, which entitle the grantee to receive one share of common stock for each restricted stock unit, vested on the date of the grant and will be settled upon the earliest to occur of such director’s death, disability or the cessation of board service for any reason other than death or disability. Ms. Zier received a prorated award of 907 restricted stock units vesting upon one year after joining the Board on May 4, 2020 representing $36,250 divided by $39.98 (closing price of our common stock on the NYSE on May 4, 2020). As of March 31, 2021, Mses. Clark, Hopkins, Zier and Messrs. Byom, Costley, Coughlin, Jenness, Ricciardi held 0, 18,229, 4,639, 42,700, 42,700, 7,915, 18,591 and 16,500 restricted stock units under the Company’s equity compensation plans, respectively.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 — Election of Directors — How are the Company’s directors compensated?” on page 7 of this Proxy Statement.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 61

Compensation and Talent Management
Committee Interlocks and Insider Participation

Compensation and Talent Management
Committee Interlocks and Insider Participation
During 2021, John E. Byom, Celeste A. Clark, Gary E. Costley, Christopher J. Coughlin, Sheila A. Hopkins, James  M. Jenness, Natale S. Riccardi and Dawn M. Zier served as members of the Compensation and Talent Management Committee. During 2021, no member of the Compensation and Talent Management Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2021, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation and Talent Management Committee or on our Board of Directors.
62 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions
Were there any conflict of interest transactions during 2021?
No person or entity had significant business relationships with us in 2021 that would require disclosure under applicable SEC regulations, and no transactions that would need to be disclosed under SEC regulations are currently planned for 2021.
Has the Board adopted a Related Persons Transaction Policy?
In 2008, we adopted a Related Persons Transaction Policy. A summary of the Related Persons Transaction Policy is set forth below and the full text of the Policy is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com.
Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of determining whether a transaction qualifies, includes the Company’s subsidiaries) is or will be a Participant (as defined below), involving an amount exceeding $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.
The following transactions are exempt from the Policy:
■
Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a Related Person, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

■
Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

■
Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:
■
Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

■
Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

■
Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

■
Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

Notification Procedures. A transaction with a Related Person that is identified in advance is required to be disclosed to the Company’s General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 63

Certain Relationships and Related Transactions
transaction to the Audit and Finance Committee for consideration at the next Audit and Finance Committee meeting or, if it is not practicable or desirable to wait until the next Audit and Finance Committee meeting, to the Chair of the Audit and Finance Committee for prompt consideration. The Audit and Finance Committee, or the Chair of the Audit and Finance Committee, is authorized to approve those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, and that are consistent with the Company’s Code of Conduct and Ethics and Code of Ethics for Senior Financial Employees, as the Audit and Finance Committee or the Chair of the Audit and Finance Committee determines in good faith. The Audit and Finance Committee or the Chair of the Audit and Finance Committee will consider the relevant facts and circumstances of the Related Person Transaction, including (if applicable), the non-exclusive list of considerations set forth in the Related Persons Transaction Policy. Any ongoing or completed Related Person Transaction that is disapproved by the Audit and Finance Committee or the Chair of the Audit and Finance Committee is subject to corrective action by the Audit and Finance Committee.
64 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Report of the Audit and Finance Committee

Report of the Audit and Finance Committee
This Audit and Finance Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
What is the Audit and Finance Committee and are its members “independent”?
The Audit and Finance Committee is composed of seven directors appointed by the Board of Directors, all of whom are independent from the Company and its management as independence for audit committee members is defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes a written request to the Company’s Corporate Secretary. The primary function of the Audit and Finance Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process (including with respect to cyber risk and privacy) and our process for monitoring compliance with laws, regulations and policies. The Audit and Finance Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.
Are the members of the Audit and Finance Committee “financially literate”?
The members of the Audit and Finance Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that each of Messrs. Byom, Costley, Coughlin, and Jenness and Ms. Zier is an “audit committee financial expert” as defined by SEC regulations.
What is the relationship between management and the Audit and Finance Committee?
Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements, and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.
What steps did the Audit and Finance Committee take in recommending that our audited financial statements be included in our annual report?
■
The Audit and Finance Committee met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for 2021, management’s assessment of the effectiveness of the Company’s internal control over financial

PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 65

Report of the Audit and Finance Committee
reporting and PricewaterhouseCoopers LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.
■
Management represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit and Finance Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit and Finance Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, as amended, “Communications with Audit Committees.”

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The Audit and Finance Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit and Finance Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. The Audit and Finance Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management. PricewaterhouseCoopers LLP has been the Company’s independent registered public accounting firm since at least 1999.

Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2021 be included in the Company’s Annual Report on Form 10-K for 2021 for filing with the SEC.
MEMBERS OF THE 2021 AUDIT AND FINANCE COMMITTEE
Christopher J. Coughlin (Chairman)
John E. Byom
Celeste A. Clark
Gary E. Costley
Sheila A. Hopkins
James M. Jenness
Natale S. Ricciardi
Dawn M. Zier
66 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Submission of Stockholder Proposals and Director Nominations

Submission of Stockholder Proposals and Director Nominations
How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?
To be included in our Proxy Statement for our 2022 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, by March 1, 2022 (or, if the 2022 Annual Meeting of Stockholders is called for a date more than 30 days before or after August 3, 2022, within a reasonable time before we begin to print and mail our proxy materials for the 2022 Annual Meeting).
When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2021 Annual Meeting, but not included in the Company’s Proxy Statement?
Assuming that our 2022 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after August 3, 2022, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2022 Annual Meeting not less than 90 nor more than 120 days prior to August 3, 2022 (or between April 5, 2022 and May 5, 2022). If the 2022 Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after August 3, 2022, our Amended and Restated Bylaws provide that we must receive your notice not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public disclosure of such meeting was made. In the event a special stockholders meeting to elect directors is called, our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the date on which public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, such matters will not be brought before the meeting. In addition, nominations or proposals not made in accordance with the procedures described in our Amended and Restated Bylaws may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Corporate Secretary.
Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 67

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, named executive officers, chief accounting officer, and any person beneficially owning more than 10 percent of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. Based on a review of the Section 16 forms filed with the SEC during fiscal 2021, and certifications from our named executive officers, directors, and chief accounting officer that no other reports were required for them, we believe that our named executive officers, directors, and chief accounting officer and persons who beneficially own more than 10 percent of our common stock timely complied with their filing requirements for 2021, with the exception of the amended Form 3 filed by Mary Beth Fritz on December 21, 2020, which reported shares inadvertently omitted from her original Form 3 filing on August 10, 2018.
68 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Form 10-K

Form 10-K
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 should be directed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 can also be downloaded without charge from the “Investors” tab of our website at www.prestigeconsumerhealthcare.com.
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 69

General Information

General Information
What is this document?
This document is the Proxy Statement of Prestige Consumer Healthcare Inc. for the 2021 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 3, 2021 at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. A proxy card is included.
We have tried to make this document simple and easy to understand. The SEC encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively.
Why am I receiving this document?
You are receiving this document because you were one of our stockholders at the close of business on June 10, 2021, the record date for our 2021 Annual Meeting. We are furnishing this Proxy Statement and the enclosed proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.
If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, along with a voting instruction card, to you.
What is a proxy?
A proxy is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.
Giving us your proxy means that you authorize the proxy holders identified on the enclosed proxy card — Christine Sacco and William C. P’Pool — to vote your shares at the Annual Meeting in the manner you direct.
Who is soliciting my vote?
In this Proxy Statement, the Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.
Will anyone be compensated to solicit my vote?
The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock.
Who may attend the Annual Meeting?
Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership of our common stock as of June 10, 2021, so that we may verify your stockholder status.
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General Information
What if I have a disability?
If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, at least two weeks before the meeting.
What is Prestige Consumer Healthcare and where is it located?
Prestige Consumer Healthcare Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, markets and distributes well-recognized, brand name over-the-counter healthcare products throughout the U.S. and Canada, and in certain international markets. Major brands include Monistat®, Nix®, Chloraseptic®, Clear Eyes®, Compound W®, DenTek®, Luden’s®, Dramamine®, BC®, Goody’s®, Debrox®, Pedia-Lax®, Fleet®, Summer’s Eve®, Boudreaux’s Butt Paste®, Hydralyte®, Fess®, as well as Gaviscon® in Canada. Our principal executive offices are located at 660 White Plains Road, Tarrytown, New York 10591. Our telephone number is (800) 831-7105.
Where is our common stock traded?
Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”
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Voting Matters

Voting Matters
ITEMS OF BUSINESS					BOARD’S RECOMMENDATION	SEE PAGE
1	To elect the seven directors nominated by the Board of Directors and named in this Proxy Statement to serve until the 2022 Annual Meeting of Stockholders or until their earlier death, removal or resignation				FOR each director nominee	7
	☐ Ronald M. Lombardi	☐ Celeste A. Clark	☐ Christopher J. Coughlin	☐ John E. Byom
	☐ Sheila A. Hopkins	☐ Natale S. Ricciardi	☐ Dawn M. Zier
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2022				FOR	23
3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement				FOR	26
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on June 10, 2021. Each share of common stock is entitled to one vote. As of June 10, 2021, there were 50,059,989 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting and at the Annual Meeting.
May other matters be raised at the Annual Meeting?
We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders. If other business is properly raised and you have returned a signed proxy card with or without voting instructions or have voted by the Internet, your proxies have authority to vote your shares as they think best on such business, including to adjourn the meeting.
How will the meeting be conducted?
The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.
How do I vote?
If you own shares registered directly with the Company’s transfer agent, you may vote by the Internet, or by signing and returning the enclosed proxy card. For more information about how to vote, please see the instructions on your proxy card.
If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
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Voting Matters
In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.
What materials are available on the Internet?
This Proxy Statement, our Annual Report on Form 10-K, our 2021 Annual Report to Stockholders and other financial documents are available free of charge at the “Investors” tab on our corporate website at www.prestigeconsumerhealthcare.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website at www.sec.gov.
How will my proxy be voted?
If you are a registered stockholder, the individuals named on the proxy card will vote your shares in the manner you indicate on your proxy card. You may vote for all, some or none of the director nominees. You may also abstain from voting. If your proxy card is signed and returned but does not contain specific voting instructions, your shares will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2021, and “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will vote your shares on such matters as they think best in their own discretion.
If your shares are held in “street name,” you have the right to direct your bank or brokerage firm how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.
Can I change my vote or revoke my proxy after I vote?
Yes. If you are a registered stockholder, to change your vote or revoke your proxy you must:
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cast a new vote by the Internet prior to 11:59 p.m., Eastern Daylight Time, on August 2, 2021 or by signing another proxy card with a later date and returning it before the Annual Meeting;

■
provide our Corporate Secretary at or before the Annual Meeting with a written notice of revocation dated later than the date of the latest proxy card you submitted; or

■
attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

If you hold your shares in “street name,” the above options for changing your vote or revoking your instructions (other than attending the Annual Meeting and voting in person) do not apply, and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.
What if I receive more than one copy of these proxy materials?
The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC 6201 15th Ave., Brooklyn, New York 11219 and they can be reached
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 73

Voting Matters
at (718) 921-8300. In addition, any stockholders who share an address and are receiving multiple copies of our proxy material can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. A quorum exists when the holders of a majority of the 50,059,989 shares of our common stock outstanding at the close of business on June 10, 2021 and entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. The shares represented by withhold votes, abstentions and “broker non-votes” regarding proposals in the Proxy Statement will be considered present for quorum purposes.
How many votes are required to approve each proposal in the Proxy Statement?
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Election of Directors. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the seven director nominees receiving the greatest number of “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.

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Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.

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Approval of Compensation of our Named Executive Officers. The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What is the effect of not voting?
If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on each matter. If you are a stockholder of record and you do not sign and return a proxy card or vote by the Internet, your shares will not count toward the quorum requirement or towards any proposal at the Annual Meeting.
If you hold shares in “street name”, then, under NYSE rules and Delaware law:
■
Election of Directors. With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. A broker non-vote is not considered a vote cast and, therefore, it will have no effect on the election of directors.

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Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. With respect to ratification of the appointment of our independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you, so there will be no broker non-votes on this proposal.

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Approval of Compensation of our Named Executive Officers. With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.

74 | 2021 PROXY STATEMENT	PRESTIGE CONSUMER HEALTHCARE INC.

Voting Matters
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

In order to support your Board, please sign, date and mail the enclosed proxy card to vote FOR the election of the seven director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and FOR the approval of the compensation of our named executive officers. You may also vote over the Internet using the Internet address on the proxy card. If your shares are held in “street name”, you should follow the instructions on your voting instruction card to provide specific instructions to your bank or broker to vote as described above.

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Forward-Looking Statements

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed in the forward-looking statements as a result of a variety of factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and other periodic reports filed with the SEC.
By Order of the Board of Directors
William C. P’Pool
Senior Vice President, General Counsel &
Corporate Secretary
June 29, 2021
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APPENDIX A

APPENDIX A
About Non-GAAP Financial Measures
We are presenting Non-GAAP Adjusted EBITDA because it is a metric included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured. We define Non-GAAP AIP Adjusted EBITDA as GAAP net income, plus interest expense, provision for taxes, and depreciation and amortization, with additional adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions, divestitures and business transitions, tradename impairment and tax adjustment associated with acquisitions and loss on disposal of assets and extinguishment of debt.
We define Non-GAAP Adjusted Net Income as GAAP Net Income (Loss) before certain integration, transition, acquisition and divestiture-related costs, goodwill and tradename impairment, gain on divestiture, accelerated amortization of debt origination costs, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment.
We define Non-GAAP Adjusted Total Net Sales used for our May 2018 Performance Grant Payout as GAAP Total Revenues plus an adjustment related to an estimated unfavorable impact related to COVID-19 for the cumulative three fiscal years ended March 31, 2021. We defined Non-GAAP Adjusted EBITDA used for our May 2018 Performance Grant Payout as Non-GAAP Adjusted EBITDA (as defined above) plus adjustments relating to certain non-recurring events for the cumulative three fiscal years ended March 31, 2021.
The following tables set forth the reconciliation of Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and Adjusted Free Cash Flow, which are non-GAAP financial measures, to GAAP net income, our most directly comparable financial measure presented in accordance with GAAP. The tables also reconcile Non-GAAP Adjusted Total Net Sales used for our May 2018 Performance Grant Payout to GAAP Total Revenues and Non-GAAP Adjusted EBITDA used for our May 2018 Performance Grant Payout to GAAP Net Income. The tables also reconcile Non-GAAP Free Cash Flow and Adjusted Free Cash Flow are Non-GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached.
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APPENDIX A
ADJUSTED EBITDA
(dollar values in thousands)	2017	2018	2019	2020	2021
GAAP Net Income (Loss)	$69,395	$339,570	$(35,800)	$142,281	$164,682
Interest Expense, net	93,343	105,879	105,082	96,224	82,328
Provision (benefit) for income taxes	41,455	(232,484)	(2,255)	48,870	39,431
Depreciation and amortization	25,792	33,426	31,779	28,995	30,164
Non- GAAP EBITDA	229,985	246,391	98,806	316,370	316,605
Inventory step up	1,664	—	—	—	—
Costs associated with CEO transition	—	—	—	—	—
Integration, transition, legal fees and other costs associated with acquisitions, divestitures and warehouse transitions	19,624	5,528	4,442	10,920	—
Tradename impairment	—	99,924	229,461	—	2,434
Loss on extinguishment of debt	1,420	2,901	—	2,155	12,327
Loss on disposal of assets	—	—	—	382	—
Tax adjustment associated with acquisitions	—	704	—	—	—
Adjustments to EBITDA	74,528	109,057	232,619	13,457	14,761
Non- GAAP Adjusted AIP EBITDA	$304,513	$355,448	$331,425	$329,827	$331,366
ADJUSTED NET INCOME
	20 20		20 21
(dollar values in thousands, except per share data)	Net Income	EPS	Net Income	EPS
GAAP Net Income (Loss)	$142,281	$2.78	$164,682	$3.25
Adjustments
Integration, Transition, and other costs associated with divesititures and warehouse transiiton	9,170	0.18	—	—
Loss on Disposal of Assets	382	0.01	—	—
(Gain) loss on divestitures	—	—	—	—
Accelerated amortization of debt discounts and debt issue costs	—	—	—	—
Tradename impairment	—	—	—	—
Loss on extinguishment of debt	2,155	0.04	12,327	0.24
Tax impact on adjustments	(2,974)	(0.06)	(2,986)	(0.06)
Normalized tax rate adjustment	318	0.01	(10,025)	(0.20)
Total adjustments	9,051	0.18	(684)	(0.01)
Non- GAAP Adjusted Net Income and Non- GAAP Adjusted EPS	$151,332	$2.96	$163,998	$3.24
Note: Amounts may not add due to rounding.
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APPENDIX A
NON-GAAP ADJUSTED FREE CASH FLOW
	Year Ended March 31,
	2021	2020
(In Thousands)
GAAP Net Income	$164,682	$142,281
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	76,523	66,041
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(5,598)	8,802
Total adjustments	70,925	74,843
GAAP Net cash provided by operating activities	235,607	217,124
Purchase of property and equipment	(22,243)	(14,560)
Non-GAAP Free Cash Flow	213,364	202,564
Transition and other payments associated with new warehouse	—	4,203
Non-GAAP Adjusted Free Cash Flow	$213,364	$206,767
MAY 2018 PERFORMANCE SHARE GRANT ADJUSTED NET SALES AND EBITDA
(dollar values in millions)	FY 2019 to FY 2021 Total
GAAP Total Revenues	$2,882.2
COVID impact	66.3
Adjusted Total Net Sales used for May 2017 Performance Share Grant Payout	$2,948.5
GAAP Net Income	$271.2
Interest Expense, net	283.6
Benefit for income taxes	86.0
Depreciation and amortization	90.9
Non-GAAP EBITDA	731.7
Integration, transition, legal fees and other costs associated with acquisitions, divestitures and warehouse transitions	15.4
Goodwill and tradename impairment	231.9
Loss on extinguishment of debt and disposal of assets	14.9
(Gain) on divestitures	(1.3)
COVID impact	34.2
Adjustments to EBITDA	295.1
Non-GAAP Adjusted EBITDA used for May 2018 Performance Share Grant Payout	$1,026.8
PRESTIGE CONSUMER HEALTHCARE INC.	2021 PROXY STATEMENT | 79

ANNUAL MEETING OF STOCKHOLDERS OF PRESTIGE CONSUMER HEALTHCARE INC. August 3, 2021 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on August 3, 2021: The Proxy Statement, Proxy Card and the 2021 Annual Report to Stockholders are available at the Investors tab of www.prestigeconsumerhealthcare.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730300000000000000 9080321 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect seven directors to serve until the 2022 Annual Meeting of Stockholders. NOMINEES: 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2022. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O Ronald M. Lombardi O John E. Byom O Celeste A. Clark O Christopher J. Coughlin O Sheila A. Hopkins O Natale S. Ricciardi O Dawn M. Zier 3. Say on Pay - An advisory vote on the resolution to approve the compensation of Prestige Consumer Healthcare Inc.’s named executive officers. 4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of StockholderDate:Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 PRESTIGE CONSUMER HEALTHCARE INC. 660 WHITE PLAINS ROAD TARRYTOWN, NY 10591 This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 3, 2021 at 10:00 a.m. (Eastern Daylight Time). The undersigned hereby appoints William P’Pool and Christine Sacco, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of PRESTIGE CONSUMER HEALTHCARE INC. held by the undersigned at the close of business on June 10, 2021, at the Annual Meeting of Stockholders to be held on August 3, 2021 at 10:00 a.m. (Eastern Daylight Time) at 660 White Plains Road, Tarrytown, NY 10591, and at any postponement or adjournment thereof, on all matters coming before said meeting. To attend the Annual Meeting and vote in person, please see “Who may attend the Annual Meeting?” and “How do I vote?” in the Proxy Statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, ORVOTEVIA THE INTERNET. 1.1 (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF PRESTIGE CONSUMER HEALTHCARE INC. August 3, 2021 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on August 3, 2021: The Proxy Statement, Proxy Card and the 2021 Annual Report to Stockholders are available at the Investors tab of www.prestigeconsumerhealthcare.com Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20730300000000000000 9080321 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To elect seven directors to serve until the 2022 Annual Meeting of Stockholders. NOMINEES: 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2022. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O Ronald M. Lombardi O John E. Byom O Celeste A. Clark O Christopher J. Coughlin O Sheila A. Hopkins O Natale S. Ricciardi O Dawn M. Zier 3. Say on Pay - An advisory vote on the resolution to approve the compensation of Prestige Consumer Healthcare Inc.’s named executive officers. 4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of StockholderDate:Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.